                                                                   EXHIBIT 10.11



                                CREDIT AGREEMENT

                          Dated as of January 27, 1995


                                     among


                             MICRODYNE CORPORATION

                                  as Borrower


                                      and



                                  CRESTAR BANK

                                      and

                                    NBD BANK

                                    as Banks


                                      and


                                  CRESTAR BANK

                                    as Agent

                               TABLE OF CONTENTS



                                                                                                  Page
                                                                                                  ----
ARTICLE 1       DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . .    1
                --------------------------------

ARTICLE 2       AMOUNTS AND TERMS OF THE ADVANCES . . . . . . . . . . . . . . . . . . . . . . . .   12
                ---------------------------------

ARTICLE 3       PAYMENTS AND COMPUTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                -------------------------

ARTICLE 4       SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                --------

ARTICLE 5       CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                ---------------------

ARTICLE 6       REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . .   26
                ------------------------------

ARTICLE 7       COVENANTS OF THE BORROWER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                -------------------------

ARTICLE 8       SUBSIDIARIES BECOMING BORROWER  . . . . . . . . . . . . . . . . . . . . . . . . .   34
                ------------------------------

ARTICLE 9       EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                -----------------

ARTICLE 10      THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                ---------

ARTICLE 11      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                -------------

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1                        -        List of Applicable Lending Offices
Schedule 2                        -        Pending Litigation
Schedule 3                        -        Outstanding Liens
Schedule 4                        -        Outstanding Debt
Schedule 6.1(o)                   -         Patents and Trademarks



Exhibit A -      Acceptable Foreign Customers
Exhibit B -      Form of Assumption Agreement
Exhibit C -      Revolving Promissory Note
Exhibit D -      Term Note
Exhibit E -      Notice of Borrowing
Exhibit F -      Form of Security Agreement
Exhibit G -      Form of Patent and Trademark Assignment

                                CREDIT AGREEMENT

                          Dated as of January 27, 1995

         MICRODYNE CORPORATION, a Maryland corporation (the "Borrower"), CRESTAR BANK and NBD BANK (the "Banks"), and CRESTAR BANK as agent (the "Agent") for the Banks hereunder, agree as follows:

                                   ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS


         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Acceptable Foreign Customers" means the existing Foreign Customers listed on Exhibit A to this Agreement and any future Foreign Customer listed on an Aging, provided that either Bank may remove any Foreign Customer from the category of Acceptable Foreign Customers at any time in its sole discretion by giving the Borrower at least 30 days' prior written notice.

                 "Accounts Receivable" shall have the meaning given to such term in the Security Agreement.

                 "Advances" means advances made to the Borrower by the Banks pursuant to, the provisions of Section 2.1.

                 "Advance Commitment" means $12,148,500 in the case of Crestar and $5,351,500 in the case of NBD.

                 "Advances Against Inventory" means at any time the amount by which the aggregate outstanding Advances exceed 75 % of Eligible Billed Receivables.

                 "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of common stock, by contract or otherwise.

                 "Aging" means a schedule of all outstanding Receivables of the Borrower showing the initial invoice date of each Receivable and the age of the Receivables in intervals of 30 days.

                 "Agreement" means this Revolving Credit and Term Loan Agreement, as the same may be amended, modified or supplemented from time to time.

                 "Applicable Lending Office" means, with respect to either Bank, the office of such Bank specified opposite its name on Schedule 1 hereto, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                 "Artisoft Acquisition" means the acquisition described in the Artisoft Purchase Agreement.

                 "Artisoft Purchase Agreement" means the Asset Purchase Agreement, dated as of January 6, 1995, between Artisoft, Inc. and the Borrower, and any amendments thereto.

                 "Artisoft Letters of Credit" means the $3,000,000 and $2,500,000 Letters of Credit issued to Artisoft by the Agent pursuant to
Section 2.3 of this Agreement.

                 "Assignment of Claims Act" means, collectively, the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Section 3727, 41 U.S.C. Section 15, any applicable rules, regulations and interpretations issued pursuant thereto, and any amendments to any of the foregoing.

                 "Assumption Agreement" means each Assumption Agreement, substantially in the form of Exhibit B attached to this Agreement, executed by a Subsidiary that becomes a party to this Agreement, the Revolving Notes, the Term Notes and the other Loan Documents in accordance with the provisions of
Article 8 below.

                 "Base Rate" means, for any period, a fluctuating interest rate per annum established and announced from time to time by Crestar as its prime rate, it being understood and agreed that the Base Rate is used as a reference for fixing the lending rate on commercial loans and is not necessarily the lowest or most favorable rate of interest charged by Crestar on such loans.

                 "Base Rate Advance" means any Advance or portion thereof with respect to which the interest rate is calculated by reference to the Base Rate.

                 "Base Rate Loans" means the Base Rate Advances and the Base Rate Term Loans.

                 "Base Rate Term Loan" means any Term Loan or portion thereof with respect to which the interest rate is calculated by reference to the Base Rate.

                 "Borrowing Base" means, at the time in question, the sum of the following: (a) 75% of Eligible Billed Receivables, plus (b) the applicable Inventory Component.

                 "Borrowing Base Certificate" means a certificate of the Borrower containing a computation of the Borrowing Base and certifying that no Default or Event of Default has occurred and is continuing, in form and substance satisfactory to the Banks.

                 "Business Day" means a day of the year on which banks are not required or authorized to close in Richmond, Virginia and Washington, D.C., and, if the applicable Business Day relates to any Eurodollar Rate Advances or Eurodollar Rate Loans, on which dealings are carried on in the London or Nassau interbank market.

                 "Capital Lease" means any lease that has been or should be capitalized on the books of the lessee in accordance with GAAP.

                 "Cash Management Agreement" means any applicable agreement or agreements between the Borrower and the Agent pursuant to which funds are transferred automatically to and from the Primary Operating Account with the Agent, as any such agreement may be amended, modified or supplemented from time to time.

                 "Closing" means the initial disbursement of the Loans.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" means, collectively, and includes all Accounts Receivable, Equipment, General Intangibles, Inventory and all other property of the Borrower in which a Lien is granted to the Agent for the ratable benefit of the Banks pursuant to the Security Agreement or any other Loan Document.

                 "Commitment Percentage" means, as to either Bank at any time, the percentage of the aggregate Advance Commitments and Term Loan Commitments then constituted by such Bank's Advance Commitment and Term Loan Commitment.

                 "Coverage Ratio" means for any period, the ratio of (a) EBITDA, to (b) principal and interest payments due to the Banks under the Notes, payments due to Artisoft Inc. under Section 1.5 of the Artisoft Purchase Agreement, DCA Royalty Payments, payment& made in connection with the obligations secured by the Outstanding Crestar LC, payments due under any other obligations of the Borrower backed by letters of credit issued by Crestar (other than ordinary trade accounts payable), stock purchases under Section 7.2(c) (4) and payments due on any other liabilities of the Borrower, other than ordinary and customary trade accounts payable and accrued expenses.

                 "Crestar" means Crestar Bank, a Virginia banking corporation, in its capacity as a Bank hereunder.

                 "Customer" means any Person obligated on a Receivable.

                 "DCA Royalty Payments" means the minimum royalty payments of $600,000 per annum due to Digital Communications Associates, Inc., in connection with the purchase of the Token Ring product line.

                 "Debt" means, collectively, and includes, with respect to any specified Person (a) indebtedness or liability for borrowed money or for the deferred purchase price of property or services; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss; (e) obligations under interest rate swap agreements or similar agreements; and (f) obligations secured by any Lien on property owned by the specified Person, whether or not the obligations have been assumed.

                 "Default" means any event that, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                 "EBITDA" means, for any period, Net Income plus, to the extent deducted in determining Net Income for such period, interest expense, income tax expense, depreciation, amortization and DCA Royalty Payments.

                 "Eligible Billed Receivables" means Eligible Receivables that have been billed to the appropriate Customer and are aged less than 91 days from the date of the initial invoice. For the purposes of this Agreement, the term "initial invoice" shall mean the first invoice relating to the applicable goods shipped or services rendered, and not any subsequent invoice relating thereto.

                 "Eligible Inventory" shall mean Inventory that the Banks in their sole discretion determine to meet all of the following requirements: (a) such Inventory is owned by the Borrower, is subject to the security interest created by the Security Agreement, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Lien permitted by this Agreement, (b) such Inventory consists of either raw materials, work in processor finished goods (but does not include supplies and packaging used or consumed in packaging, packing, shipping, advertising, selling or leasing such raw materials or finished goods), (c) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, (d) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business,
(e) such Inventory is located at one of the locations set forth in Schedule 1 to the Security Agreement and, if such location is premises leased by the Borrower, the landlord at such location has agreed in writing, in form and substance satisfactory to the Agent, to waive any lien such landlord may have on the Inventory, and (f) such Inventory is not determined by either Bank to be ineligible for any other reason based upon such credit and collateral considerations as such Bank may deem appropriate.

                 "Eligible Receivables" means Accounts Receivable of the Borrower (a) that represent valid obligations incurred by a Customer for goods shipped or delivered or services completed under valid contracts of sale, lease or service that have been formally awarded to the Borrower and for which all required contract documents have been executed by the Customer and the Borrower and, in the case of Accounts Receivable owed by the Government, for which funds have been appropriated and allocated; (b)on which the Customer is not an Affiliate or Subsidiary of the Borrower; (c) with respect to which the Borrower has no knowledge or notice of any inability of the Customer to make full payment; (d) from the face amounts of which have been deducted all payments, setoffs, amounts subject to adverse claims made in writing to the Borrower, contractual allowances, bad debt reserves and other credits applicable thereto;
(e) that are subject to no Liens other than those permitted by this Agreement;
(f) that continue to be in full conformity with the representations and warranties made by the Borrower to the Banks in this Agreement and the Security Agreement; (g) with respect to which the Banks are and continue to be satisfied with the credit standing of the Customer; (h) on which the Customer is not a creditor of the Borrower; and (i) on which, unless an Acceptable Foreign Customer or otherwise approved by the Banks in writing, in their sole discretion, the Customer is not a Foreign Customer; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Receivables from the category of Eligible Receivables and the Borrowing Base, that (1) if either Bank reasonably determines that the collectibility of any Account Receivable makes it unacceptable for inclusion as an Eligible Receivable and gives written notice to the Borrower indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables, (2) if more than 50% of the aggregate face amount of Accounts Receivable owed by a Customer other than the Government are aged more than 90 days from the dates of the initial invoices, then all Accounts Receivable owed by such Customer shall be included in a separate line item on the Agings and, at the option of either Bank, shall be excluded from the category of Eligible Receivables, and (3) in no case shall Eligible Receivables include any Account Receivable representing or arising out of retainages, holdbacks, revenues recognized or costs incurred in excess of approved or allowed reimbursement rates, cost overruns, unauthorized work or work beyond the scope of a contract, rebillings or contracts secured by surety bonds.

                 "Equipment" shall have the meaning given to such term in the Security Agreement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                 "Eurodollar Rate" means, for any Interest Period, for any Eurodollar Rate Loan, the rate per annum quoted by the Agent on the first day of the applicable Interest Period as determined by the Agent based upon the rates of interest at which either one-month, two-month or three-month deposits, as applicable, in U.S. dollars are offered to the Agent, in the amount of the applicable Eurodollar Rate Advance or Eurodollar Rate Loan (as adjusted upwards if necessary, if such adjustment is required for the Agent to determine such rate) covered by the Eurodollar Rate, by major banks in the London or Nassau interbank market (whichever is greater) upon request of such banks at 11:00 a.m. (London or Nassau time, as the case may be) on the day that is three Business Days (being a day upon which commercial banks are also open for business in London, England, Nassau and Richmond, Virginia, for dealing in dollar deposits in London, England or Nassau, as the case may be) prior to the first day of such Interest Period, as adjusted from time to time in the Agent's sole discretion, for then-applicable reserve requirements, deposit insurance assessment rates, broker's commissions and other regulatory costs.

                 "Eurodollar Rate Advance" means any Advance or portion thereof with respect to which the interest rate is calculated by reference to the Eurodollar Rate as provided in Section 2.6(b).

                 "Eurodollar Rate Loans" means the Eurodollar Rate Advances and the Eurodollar Rate Term Loans.

                 "Eurodollar Rate Term Loan" means any Term Loan or portion thereof with respect to which the interest rate is calculated by reference to the Eurodollar Rate.

                 "Events of Default" has the meaning specified in Section 9.1.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Richmond, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "Foreign Customer" means any Customer that is a foreign government or an entity organized and existing under the laws of a country other than the United States.

                 "GAAP" means generally accepted accounting principles consistently applied.

                 "Gateway", means Gateway Communications, Inc.

                 "General Intangibles" shall have the meaning given to such term in the Security Agreement.

                 "Government" means the United States of America or any agency or instrumentality thereof.

                 "Interest Payment Date" means the first day of each calendar month.

                 "Interest Period" means, for any Eurodollar Rate Loan, a period of one, two or three months' duration, as the Borrower may elect, commencing on the date of the making or continuation of such Loan or the date of the conversion of any Loan into a Eurodollar Rate Loan and ending on the last day of such period, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period; provided, however, that (a) the duration of any Interest Period which commences before any principal repayment date and otherwise would end after such date shall end on such date; (b) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (c) if any Interest Period commences on a date for which there is no corresponding date in the month in which it is to end, it shall end on the last Business Day of such month.

                 "Inventory" shall have the meaning given to such term in the Security Agreement.

                 "Inventory Component" shall mean the applicable percentage of Eligible Inventory as set forth below, valued at the lower of cost or market, but in no event shall such value be more than $6,000,000. The Inventory Component shall be (1) 25% of Eligible Inventory until and including June 30, 1995, (2) 20% of Eligible Inventory from July 1, 1995 until and including December 31, 1995, and (3)15% of Eligible Inventory from January 1, 1996 until and including June 30, 1996. There shall be no Inventory Component after July 1, 1996.

                 "Inventory Contribution Percentage" shall mean at any time the percentage of the aggregate outstanding Advances then constituted by the Advances Against Inventory.

                 "LC Agreement" means, collectively and individually, each standard form of Application and Agreement for Irrevocable Standby Letter of Credit to be executed and delivered by the Borrower to the Agent in connection with each Letter of Credit, as required by Section 2.3 of this Agreement, as any of the same may be amended, modified or supplemented from time to time.

                 "Letter of Credit" means, individually and collectively, the Artisoft Letters of Credit, the Outstanding Crestar LC, any letter of credit issued by the Agent for the account of the Borrower pursuant to Section 2.3 of this Agreement, as any of the same may be amended, modified or supplemented, renewed or extended from time to time.

                 "Leverage Ratio" means, at any time, the ratio of Total Liabilities to Tangible Net Worth.

                 "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

                 "Liquid Collateral" means certificates of deposit, government securities or other assets readily converted into cash and acceptable to the Banks in their sole discretion.

                 "Loan Documents" means this Agreement, the Notes, the Security Agreement, each LC Agreement, each Letter of Credit, the Cash Management Agreement, the Patent and Trademark Assignment, the letter agreement referenced in Section 3.2 below and any other document now or hereafter executed or delivered in connection with the Obligations, in evidence thereof or as security therefor, as any of the same may be amended, modified or supplemented from time to time.

                 "Loans" means the Advances and the Term Loans to be made to the Borrower pursuant to this Agreement.

                 "Maximum Amount" means, with respect to the Advances, $17,500,000.

                 "NBD" means NBD Bank.

                 "Net Income" means, for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation thereof any extraordinary, unusual or non-recurring gains during such period in accordance with GAAP.

                 "Notes" means each Revolving Note and each Term Note.

                 "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                 "Obligations" shall have the meaning given to such term in the Security Agreement.

                 "Outstanding Crestar LC" means irrevocable letter of credit #S-016828, issued by Crestar, in the amount of $875,000.

                 "Patent and Trademark Assignment" has the meaning specified in
Section 5.1(c).

                 "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                 "Permitted Acquisition" means the Artisoft Acquisition or any transaction in which the Borrower or a Subsidiary acquires all or substantially all of the assets or outstanding capital stock of any Person or merges or consolidates with any Person, provided that (a) after giving effect thereto, no Default or Event of Default shall occur, (b) the surviving entity, if not the Borrower, shall become a Borrower under the terms of this Agreement within 30 Business Days after the consummation of such transaction, (c) if the aggregate value of cash and securities paid and issued in connection with such transaction is less than $1,000,000, the Borrower shall give the Agent at least 30 Business Days' prior written notice of such transaction, and (d) if the aggregate value of cash and securities paid and issued in connection with such transaction is $1,000,000 or more, such transaction must be approved by the Banks, which approval shall be subject to the review by the Banks of all documentation and financial analysis related to the transaction as the Banks shall reasonably require, and shall be granted or denied within ten Business Days after the Banks have received such documentation and analysis.

                 "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "Primary Operating Account" means, individually and collectively, such deposit accounts or controlled disbursement accounts on which the Borrower draws to pay all or substantially all of its operating expenses.

                 "Quick Assets" means, at any time, the consolidated current assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP, less any such current assets representing inventory, prepaid expenses, and Receivables due from Affiliates of the Borrower.

                 "Quick Ratio" means, at any time, the ratio of Quick Assets to the consolidated current liabilities of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

                 "Receivables" means the Accounts Receivable and General Intangibles related to or arising out of any Accounts Receivable, including, but not limited to, any right of the Borrower to payment for goods sold or leased or for services rendered, whether or not earned by performance.

                 "Revolving Note" means a promissory note of the Borrower in substantially the form of Exhibit C hereto.

                 "Security Agreement" has the meaning specified in Section
5.1(c).

                 "Spread" shall mean the percentage corresponding to the Leverage Ratio and the Inventory Contribution Percentage set forth below, as calculated by the Agent. The applicable Spread for the Advances on the date hereof is 1.90%. The applicable Spread for the Term Loans on the date hereof is 2.00%. The Spread will be adjusted on a quarterly basis based on the table set forth below:


                                                        Inventory
                                                      Contribution          Spread for             Spread for Term
                  Leverage Ratio                       Percentage            Advances                   Loans
                  --------------                       ----------            --------                   -----
                  Greater than or equal to 2.5      Greater than 15%             1.90%                   2.00%
                  to 1

                  Less than 2.5 to 1 but               15% or less               1.70%                   1.80%
                  greater than or equal to 2 to
                  1

                  Less than 2 to 1 but greater             0%                    1.60%                   1.70%
                  than or equal to 1.5 to 1

                  Less than 1.5 to 1                       0%                    1.50%                   1.60%


The Spread will be adjusted to the highest percentage corresponding to the applicable Leverage Ratio in effect as of the last day of each fiscal quarter of the Borrower and the highest Inventory Contribution Percentage in effect on the last day of any month during such fiscal quarter. The adjustment will become effective as of the first day of the calendar month next succeeding the last day of the 45-day period within which the Borrower must deliver its quarterly financial statements to the Banks. No decrease in the Spread shall become effective if, at such time, any Default or Event of Default has occurred and is continuing. (By way of example, if the Leverage Ratio as of the end of a fiscal quarter is 1.9 to l, and the Inventory Contribution Percentage as of the last day of the first month of such quarter is 18 %, the Spread for Advances will be 1.90%.) If the Borrower's financial statements are not delivered to the Banks within the specified time periods, the Spread may be increased, at the option of the Banks, to the highest applicable percentage from the date on which the statements were due through the next adjustment date. At such time as the Borrowing Base is greater than the Advances and the Term Loans for an entire fiscal quarter, the Spread for the Term Loans will be the same as the Advances for as long as the Borrowing Base remains greater than the Advances and the Term Loans.

                 "Subsidiary" means a corporation of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower or any one or more of them.

                 "Tangible Net Worth" means, at any date, all amounts that, in accordance with GAAP, would be included under stockholders' equity on the balance sheet of the Borrower and its Subsidiaries at such time; provided that, in any event, such amounts are to be exclusive of amounts carried on the books of the Borrower or its Subsidiaries for (a) any write-up in the book value of any assets of the Borrower resulting from a revaluation thereof subsequent to the date of this Agreement; (b) unamortized debt discount expense; (c) any cost of investments in excess of the value of net assets acquired at any time of acquisition by the Borrower; (d) loans or advances to any Affiliate or Subsidiary of the Borrower, or directors, officers, employees or shareholders of the Borrower, any Affiliate of the Borrower or any Subsidiary; and (e) net leasehold improvements, patents, patent applications, copyrights, trademarks, trade names, good will, research and development costs, organizational expenses, capitalized software costs and other like intangibles.

                 "Termination Date" means January 31, 1998, any earlier date of termination in whole of the Commitments pursuant to Section 9. 1, or any later date if the Termination Date is extended in the sole discretion of the Banks in accordance with Section 2.4.

                 "Term Loan Commitment" means $6,733,740 in the case of Crestar and $2,966,260 in the case of NBD.

                 "Term Loans" means the loans to be made to the Borrower by the Banks pursuant to the provisions of Section 2.7 of this Agreement.

                 "Term Note" means a promissory note in substantially the form of Exhibit D hereto.

                 "Total Liabilities" means, at any date, the aggregate amount of all liabilities of the Borrower and its Subsidiaries (including tax and other proper accruals), computed in accordance with GAAP.

                 "UCC" means the Uniform Commercial Code as adopted in the Commonwealth of Virginia, and all amendments thereto.

         SECTION 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6. 1(e).


                                   ARTICLE 2
                       AMOUNTS AND TERMS OF ThE ADVANCES

         SECTION 2.1        The Advances.

                 (a) Each Bank severally agrees, subject to the terms and conditions of this Agreement, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Bank's Advance Commitment. The aggregate Base Rate Advances shall be in a minimum amount of $100,000 or an integral multiple thereof, and the aggregate Eurodollar Rate Advances shall be in a minimum amount of $500,000 or an integral multiple of $100,000 above $500,000. The aggregate outstanding amount of Advances shall not exceed the Maximum Amount at any time. Within the limits of each Bank's Advance Commitment and up to the Maximum Amount, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow hereunder from the date of this Agreement until the Termination Date; provided, however, that no Advance will be disbursed by any Bank if, after such disbursement, the aggregate principal amount of the Advances would exceed the Borrowing Base.

                 (b)        The Borrower, in accordance with the terms of
Section 2. 10 below, shall immediately prepay the Advances to the extent that the aggregate unpaid principal balance of the Advances at any time exceeds the Borrowing Base.


                 (c) The proceeds of the Advances shall be used (1) to refinance existing revolving and term loans made by Crestar to the Borrower,
(2) for short-term working capital purposes, (3) to finance a portion of the Artisoft Acquisition and other Permitted Acquisitions, or (4) for other ordinary and customary corporate purposes, and no other purpose.

         SECTION 2.2        Making the Advances.

                 (a) The Borrower authorizes the Agent to make Base Rate Advances from time to time in amounts sufficient to pay checks drawn on the Borrower's Primary Operating Account with the Agent, subject to the limitations set forth herein, all as more particularly described in the Cash Management Agreement. In addition, Advances may be made by a written request from the Borrower to the Agent, made not later than 10:00 a.m. (Washington, D.C. time), in the case of Base Rate Advances, two Business Days prior to the date of the proposed borrowing, which must be a Business Day, and in the case of

Eurodollar Rate Advances, three Business Days prior to the date of the proposed borrowing, which must be a Business Day. The Agent shall give to each Bank by telecopier, telex or cable prompt notice of Base Rate Advances to be made in accordance with the Cash Management Agreement or a notice of borrowing made by the Borrower to the Agent. Each such written request from the Borrower (a "Notice of Borrowing") shall be in substantially the form of Exhibit E hereto. Each Bank shall, before 1:00 p.m. (Washington, D.C. time) on the date of disbursement, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 11.2, in same day funds, such Bank's ratable portion of such Advances. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 5, the Agent shall deposit such funds to the Primary Operating Account, or such other account as the Borrower may direct.

                 (b) Each Advance shall be a Base Rate Advance unless the Borrower designates such Advance to be a Eurodollar Rate Advance pursuant to Section 2.9 below.

                 (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. in the case of any borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, cost or expense actually incurred by such Bank as a result of any failure to borrow or fulfill on or before the date specified in such Notice of Borrowing for such borrowing the applicable conditions set forth in Article 5, including, without limitation, any loss (including loss of anticipated profits), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such borrowing when such Advance, as a result of such failure, is not made on such date.

                 (d) Unless the Agent shall have received notice from a Bank prior to the date of any Advances that such Bank will not make available to the Agent such Bank's ratable portion of such Advances, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Advances in accordance with Section 2.2(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not hake so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (1) in the case of the Borrower, the interest rate applicable at the time to such Advances, and (2) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance for purposes of this Agreement.

                 (e) The failure of either Bank to make the Advance to be made by it shall not relieve the other Bank of its obligation, if any, hereunder to make its Advance, but neither Bank shall be responsible for the failure of the other Bank to make Advances.

         SECTION 2.3        Letters of Credit.

                 (a) Subject to the terms and conditions of this Agreement, the Agent, in reliance on the agreements of the Banks set forth in
Section 2.3(d) below, will issue at Closing to Artisoft two Letters of Credit for the account of the Borrower in the principal face amounts of $3,000,000 and up to $2,500,000, respectively. The Agent may from time to time at the request of the Borrower and with the consent of the Banks issue Letters of Credit for the account of the Borrower from time to time until the Termination Date. Each such subsequent Letter of Credit shall be approved by the Banks in their sole discretion. The Advance Commitment of each Bank shall be reduced by each Bank's Commitment Percentage of the Letters of Credit, other than the Artisoft Letters of Credit. The Outstanding Crestar LC shall be treated as an outstanding Letter of Credit under this Agreement.

                 (b) Prior to the issuance of any Letter of Credit, the Agent must receive an appropriately completed LC Agreement, executed by the Borrower, not less than five Business Days prior to the date on which the Letter of Credit is to be issued. In the event of a conflict between the terms of any LC Agreement and the terms of this Agreement, this Agreement shall control. The Artisoft Letters of Credit shall secure the Borrower's obligations under Section 1.5 of the Artisoft Purchase Agreement. The $3,000,000 Artisoft Letter of Credit shall expire on July 10, 1995 and the other Artisoft Letter of
Credit shall    expire on October 9, 1995. The Borrower agrees to reimburse the
Agent on demand for any drawing paid by the Agent under a Letter of Credit, together with interest thereon from the date of such demand at the Base Rate plus 2% per annum.

                 (c) The Borrower agrees to pay a nonrefundable commission with respect to each Letter of Credit at a rate per annum equal to 1 1/4% of the face amount of such Letter of Credit, computed on the basis of a 360-day year for the actual number of days for which such Letter of Credit is to be outstanding, which fee shall be due and payable in advance on the date of issuance of such Letter of Credit. The Borrower shall pay such commission to the Agent for the ratable benefit of the Banks in accordance with their respective Advance Commitment Percentages. The Borrower shall pay to the Agent for its own account a nonrefundable commission of 1/4 of 1% per annum of the face amount of each Letter of Credit, imputed on the same basis and payable in advance on the date of issuance, together with a $200 opening fee for each Letter of Credit.

                 (d) The Agent shall irrevocably grant to each Bank, and, to induce the Agent to issue Letters of Credit hereunder, each Bank irrevocably agrees to accept and purchase from the Agent, on the terms and conditions hereinafter stated, for such Bank's own account and risk, an undivided participation interest equal to such Bank's Advance Commitment Percentage in the Agent's obligations and rights under the Outstanding Crestar LC, the Artisoft Letters of Credit and each subsequent Letter of Credit issued hereunder with the consent of the Banks and any amounts paid by the Agent thereunder. Each Bank unconditionally and irrevocably agrees with the Agent that, if any amounts are paid under any Letter of Credit or LC Agreement for which the Agent is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Bank shall pay to the Agent, upon demand, at the Agent's address for notices specified in Section 11.2 below, such Bank's Advance Commitment Percentage of such amounts paid by the Agent that are not so reimbursed.

                 (e) If any amount required to be paid by any Bank to the Agent pursuant to Section 2.3(d) in respect of any unreimbursed portion of any payment made by the Agent under any Letter of Credit or LC Agreement is not paid to the Agent within three Business Days after the date such payment is due, such Bank shall pay to the Agent, on demand, an amount equal to the product of (1) such amount, times (2) the daily average Federal Funds Rate, as quoted by the Agent, during the period from and including the date such payment is required to the date on which such payment,is immediately available to the Agent, times (3) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Bank pursuant to Section 2.3(d) is not in fact made available to the Agent by such Bank within three Business Days after the date such payment is due, the Agent shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to Base Rate Advances hereunder. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                 (f) Whenever, at any time after the Agent has made payment under any Letter of Credit and has received from any Bank its pro rata share of such payment in accordance with Section 2.3(d), the Agent receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Agent), or any payment of interest on account thereof, the Agent will pay to such Bank its pro rata share thereof; provided, however, that in the event that any such payment received by the Agent shall be required to be returned by the Agent, such Bank shall return to the Agent, for the account of the Agent, the portion thereof previously distributed by the Agent to it.

                 (g) The Borrower's obligations under this Section 2.3 shall be absolute and unconditional under any and all circumstances, irrespective of any set-off, counterclaim or defense to payment that the Borrower may have or have had against the Agent or any beneficiary of a Letter of Credit. The Borrower also agrees with the Agent that the Agent shall not be responsible for, and the Borrower's reimbursement obligations under any Letter of Credit or LC Agreement shall not be affected by, among other things, the validity or genuineness of any documents or of any endorsements thereon, even though such documents shall prove in fact to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, except for errors or omissions caused by the Agent's gross negligence or willful misconduct. The Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Agent's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Borrower and shall not result in any liability of the Agent to the Borrower.

         SECTION 2.4 Termination Date. The Borrower and the Banks from time to time may agree to extend the Termination Date. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect, and the Borrower shall execute and deliver any amendments or modifications to the Loan Documents as the Banks may require in connection with any such extension. Nothing in this Section 2.4 shall obligate the Banks to grant such extensions at any time.

         SECTION 2.5 Repayment of Advances. The obligation of the Borrower to repay the Advances made by each Bank, together with interest thereon, shall be evidenced by a Revolving Note issued to such Bank. The unpaid principal balance of each Revolving Note shall be payable to the applicable Bank on the Termination Date.

         SECTION 2.6 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance and the Term Loans made by each Bank from the date of such Advance or date of disbursement of the Term Loans until such principal amount shall be paid in full, on each Interest Payment Date and on the Termination Date, at the following rates per annum:

                 (a) Base Rate Loans. During such periods as such Advance or any portion of the Term Loans is a Base Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time. The rate at which interest accrues on the unpaid principal balance of the Advances or Term Loans shall be changed effective as of the date of any change in the Base Rate.

                 (b) Eurodollar Rate Loans. During such periods as such Advance or any portion of the Term Loans is a Eurodollar Rate Loan, at a rate per annum equal to the Eurodollar Rate for the applicable Interest Period plus the applicable Spread. The applicable Eurodollar Rate shall remain in effect until the end of the applicable Interest Period. The Agent shall determine the applicable Eurodollar Rate for each Interest Period at 10:00 a.m., Eastern time, or as soon as practicable thereafter, two Business Days prior to the first day of the applicable Interest Period and shall notify the Borrower of the Eurodollar Rate so determined. Such determination shall be conclusive absent manifest error.

         SECTION 2.7        Term Loans.

                 (a) Subject to the terms and conditions of this Agreement, each Bank severally agrees, to make the Term Loans to the Borrower in the aggregate amount of $9,700,000 on the date of Closing. Each Bank shall make a Term Loan in the principal amount set opposite such Bank's name on the signature pages hereof (such Bank's "Term Loan Commitment").

                 (b) The proceeds of the Term Loans shall be used to finance the Artisoft Acquisition and to repay certain term indebtedness of the Borrower to Crestar.

                 (c) The principal of the Term Loans shall be repaid in one $600,000 installment due on April 1, 1995, 22 equal consecutive monthly installments of $400,000 each, beginning on July 1, 1995, and a final installment of $300,000 due on May 1, 1997, when the unpaid principal balance of the Term Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full.

                 (d) The obligation of the Borrower to repay the Term Loan made by each Bank, together with interest thereon, shall be evidenced by a Term Note issued to such Bank.

         SECTION 2.8        Interest Rate Determination and Protection.

                 (a) If the Agent is unable to determine the Eurodollar Rate for any Eurodollar Rate Loan for any reason, (1) the Agent shall forthwith notify the Borrower and the Banks of such determination, (2) any request for Eurodollar Rate Loans shall be withdrawn or changed to a request for a Base Rate Loan, at the discretion of the Borrower, (3) each Eurodollar Rate Loan will automatically, on the last day of the then-existing Interest Period therefor, convert into a Base Rate Loan, and (4) the obligation of the Banks to make, to continue Loans as or to convert Loans into, Eurodollar Rate Loans, shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

                 (b) If, with respect to any Eurodollar Rate Loans, any Bank notifies the Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Bank of making, funding or maintaining its respective Eurodollar Rate Loans for such Interest Period, the Agent shall forthwith so notify the Borrower and the Banks, whereupon (1) each Eurodollar Rate Loan will automatically, on the last day of the then-existing Interest Period therefor, convert into a Base Rate Loan, (2) any request for Eurodollar Rate Loans shall be withdrawn or changed to a request for Base Rate Loans, at the discretion of the Borrower, and (3) the obligation of the Banks to make, to continue Loans as or to convert Loans into, Eurodollar Rate Loans shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

         SECTION 2.9        Designation. Conversion or Continuation of Loans.
The Borrower shall have the right (a) to designate any portion of a Loan to be a Eurodollar Rate Loan, (b) to continue any Eurodollar Rate Loan or portion thereof into a subsequent Interest Period, and (c) to convert any Base Rate Loan into a Eurodollar Rate Loan, subject in each case to the selection of Interest Periods in accordance with the definition thereof, and the provisions set forth below. Each such designation, conversion or continuation shall be made upon prior irrevocable written or telephonic notice to the Agent. To be effective, each notice must be received by the Agent not later than 10:00 a.m., Washington, D.C. time, on the second Business Day preceding the date of any designation, continuation or conversion of a Eurodollar Rate Loan. Each designation, continuation and conversion shall be subject to the following:

                            (1)   in the case of a designation, continuation or
conversion of less than all Loans, the aggregate principal amount of Loans designated, continued or converted shall not be less than $500,000;

                            (2)   if a Loan is being continued as a Eurodollar
Rate Loan, the first Interest Period with respect thereto shall commence on the date of such continuation;

                            (3)   if a Loan or a portion thereof is being
designated as or converted to a Eurodollar Rate Loan, the first Interest Period with respect thereto shall commence on the second Business Day following the Agent's receipt of the notice required above;

                            (4)   a Eurodollar Rate Loan may be converted to a
Base Rate Loan only on the last day of an Interest Period;

                            (5)   each request for a Eurodollar Rate Loan or a
continuation thereof which shall fail to state an applicable Interest Period, shall be deemed to be a request for an Interest Period of a one month duration; and

                            (6)   not more than five Eurodollar Rate Loans
shall be outstanding at any time.


In the event that the Borrower shall not give the required notice to designate a Loan as a Eurodollar Rate Loan, continue a Loan as a Eurodollar Rate Loan into a subsequent Interest Period, or convert any Loan into a Eurodollar Rate Loan, such Loan (unless repaid) shall automatically be or become a Base Rate Loan at the expiration of the then-current Interest Period.

         SECTION 2.10       Prepayments.

                 (a) The Borrower shall have the right at any time and from time to time to prepay any Base Rate Loan, in whole or in part, without premium or penalty, at any time.

                 (b) The Borrower shall have the right to prepay any Eurodollar Rate Loan, in whole or in part, on the last day of the then-current Interest Period in effect for such Eurodollar Rate Loan upon at least two Business Days' prior written or telephonic notice to the Agent. The Borrower shall not prepay any Eurodollar Rate Loan except at the end of the Interest Period in effect for such Loan.

                 (c) Notwithstanding any contrary provision of the Cash Management Agreement, funds of the Borrower on deposit with the Agent shall not be applied automatically to the prepayment of any Eurodollar Rate Loan as long as no Event of Default has occurred.

         SECTION 2.11       Fees.

                 (a) In consideration of the Advances to be made by the Banks, the Borrower agrees to pay to the Agent for the account of each Bank a commitment fee equal to 118 of l % per annum of $17,500,000, to be paid to the Agent in advance on the Closing for the period beginning on the Closing Date and ending on March 31, 1995, and thereafter on the first day of each calendar quarter, beginning on April l, 1995. Each installment of the commitment fee shall be shared ratably between the Banks in accordance with their respective Commitment Percentages.

                 (b) The Borrower also agrees to pay to the Agent on the date of Closing an origination fee equal to 1/4 of 1 % of $27,200,000. The origination fee shall be shared ratably between the Banks in accordance with their respective Commitment Percentages.

         SECTION 2.12       Increased Costs.

                 (a) If, due to either (1) the introduction of or any change in or in the interpretation of any law or regulation, or (2) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or Letters of Credit, or any Bank shall be subjects to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any LC Agreement, or there shall be a change in the basis of taxation of payments to such Bank in respect thereof (except for changes in the rate of tax on such Bank's overall net income), then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts sufficient to compensate such Bank for such increased cost or additional tax. A certificate as to the amount of such increased cost or additional tax, submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                 (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by such Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.13 Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Bank to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder,
(1) the obligation of the Banks to make, to continue Loans as or to convert Loans or portions thereof into Eurodollar Rate Loans, shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and (2) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of all Banks then outstanding, together with interest accrued thereon and any amount payable pursuant to
Section 11.6(b), unless the Borrower, within five Business Days of notice from the Agent, converts all Eurodollar Rate Loans of all Banks then outstanding into Base Rate Loans in accordance with Section 2.9.

         SECTION 2.14 Sharing of Payments. etc. Except to the extent otherwise expressly provided herein, (a) Loans shall be made by the Banks pro rata in accordance with their respective Commitment Percentages, (b)each reduction in the Commitment Percentages shall be made pro rata in accordance with the respective amounts thereof, and (c) each payment of the principal of or interest on the Loans or of fees shall be made for the account of the Banks pro rata in accordance with their respective amounts thereof then due and payable. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it or on account of its share of the Term Loans (other than pursuant to Sections 2.12 or 11.6(b)) in excess of its ratable share of payments on account of the Advances or the Term Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them or in the Term Loans as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (1) the amount of such Bank's required repayment to (2) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE 3
                           PAYMENTS AND COMPUTATIONS

         SECTION 3.1        Payments.

                 (a) The Borrower shall make each payment hereunder and under the Notes without setoff, deduction or counterclaim of any kind not later than 11:00 a.m. (Washington, D.C. time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 11.2 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on the Advances, the Term Loans or fees ratably (other than amounts payable pursuant to Sections 2.3(c) or 2. 12) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                 (b) If any payment of principal, interest or fees is not made within ten days of its due date, the Borrower agrees to pay to the Agent, for the ratable benefit of the Banks, a late charge equal to 5% of the amount of the payment. Upon the occurrence of an Event of Default and during the continuation of such Event of Default, interest shall accrue on the Loans at a per annum rate of 2% above the rate of interest that otherwise would be applicable.

                 (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                 (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank if such payment is repaid to the Agent within one Business Day of such demand, and thereafter, with interest on such distributed amount at the Federal Funds Rate for each day until the date such Bank repays such amount to the Agent.

         SECTION 3.2 Agent's Fee. In consideration of the Agent's services rendered in accordance with the terms of the Loan Documents, the Borrower agrees to pay to the Agent, for the account of the Agent, the fees specified in the letter agreement of even date herewith between the Borrower and the Agent, as the same may be amended from time to time.

         SECTION 3.3 Computations. All computations of interest, fees and other charges hereunder and under any Loan Document shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or other amounts are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.


                                   ARTICLE 4
                                    SECURITY

         SECTION 4.1 Collateral. The Obligations shall be secured by a first priority security interest in all of the Collateral, granted to the Agent for the ratable benefit of the Banks. The security interest will be created by and subject to the provisions of the Security Agreement.

         SECTION 4.2 Assignments. The Borrower shall execute all agreements, instruments and documents and shall perform all acts that the Banks reasonably may require with respect to Receivables owing by the Government to ensure compliance with the Assignment of Claims Act.

         SECTION 4.3 Patent and Trademark Assignment. The Obligations also shall be secured by an assignment of all of the Borrower's patents and trademarks. Such assignment will be created by and subject to the provisions of the Patent and Trademark Assignment.

                                   ARTICLE 5
                             CONDITIONS OF LENDING

         SECTION 5.1 Condition Precedent to Initial Disbursement. The obligation of any Bank to make an initial Advance or the Term Loans, as applicable, or the Agent to issue a Letter of Credit, is subject to the condition precedent that the Agent shall have received on or before the day of the initial Loan or the issuance of the initial Letter of Credit the following, each in form and substance satisfactory to the Agent:

                 (a) This Agreement, executed by all of the parties hereto.

                 (b) The Notes payable to the order of the Banks, respectively.

                 (c) A security agreement of even date herewith, duly executed by the Borrower, in substantially the form of Exhibit F hereto (as amended, modified or supplemented from time to time, the "Security Agreement"), and a patent and trademark assignment of even date herewith, duly executed by the Borrower, in substantially the form of Exhibit G hereto (as amended, modified or supplemented from time to time, the Patent and Trademark Assignment"), together with:

                            (1)   Sufficient signed original financing
statements to be filed under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the security interests created by the Security Agreement,

                            (2)   Evidence that all filings have been made in
the U.S. Patent and Trademark Office necessary to perfect the assignments created by the Patent and Trademark Assignment,

                            (3)   Completed lien search requests from all
jurisdictions referred to in Section 5.1(c)(1) above,

                            (4)   Evidence satisfactory to the Agent that the
Borrower is in the process of obtaining UCC-3 termination statements for all financing statement filings that cover any portion of the Collateral except as otherwise permitted hereby, and file-stamped copies of such termination statements within 30 days after the date hereof,

                            (5)   Such landlord and mortgagee waivers as the
Agent shall request with respect to any landlord or mortgagee that may claim an interest in any of the Collateral,

                            (6)   Evidence of the insurance required by the
terms of the Security Agreement, and

                            (7)   Evidence that all other actions necessary or,
in the opinion of the Agent, desirable to perfect and protect the security interests created by the Security Agreement and the Patent and Trademark Assignment have been taken.

                 (d) Evidence of the closing of the Artisoft Acquisition, and a copy of the applicable Hart-Scott-Rodino approval, or a letter from the Borrower's counsel to the effect that such approval has been obtained.

                 (e)        All documents pertaining to the Artisoft
Acquisition.

                 (f) Evidence satisfactory to the Agent that all filings have been made and other actions necessary to perfect a first priority security interest in the assets acquired by the Borrower pursuant to the Artisoft Acquisition have been completed.

                 (g) A certification by Artisoft, Inc. with respect to the assets acquired by the Borrower pursuant to the Artisoft Acquisition, in form and substance satisfactory to the Agent.

                 (h) A pro-forma balance sheet of the Borrower as of the Closing, and pro-forma income statements of the Borrower, in each case giving effect to the Artisoft Acquisition for the three-year period following the Artisoft Acquisition.

                 (i) A copy of each license agreement issued to the Borrower by Novell, Inc. to manufacture and sell the Listed Products (as such term is defined in the Artisoft Purchase Agreement).

                 (j) Certified copies of the resolutions of the Board of Directors of the Borrower approving each Loan Document, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to each such Loan Document.

                 (k) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document and the other documents to be delivered hereunder.

                 (l) Certified copies of the articles of incorporation and bylaws of the Borrower, together with a good standing certificate, dated not more than 30 days prior to the date hereof, from the appropriate state official of any state in which the Borrower is incorporated or qualified to do business; provided, however, that if the certificates of qualification are not delivered on the date of Closing, the Borrower shall deliver such certificates to the Agent as soon as possible thereafter and, in any event, no later than 30 days after such date of Closing.

                 (m) A Borrowing Base Certificate, an Aging and an Inventory schedule, all of which shall be of a current date and shall be in form and substance satisfactory to the Banks.

                 (n) A favorable opinion of McGuire Woods Battle & Boothe, counsel for the Borrower, in form and substance acceptable to the Banks.

                 (o)        That portion of the commitment fee required by
Section 2. 11 above, paid to the Agent for the ratable benefit of the Banks.

                 (p) The Agent's fee required by the letter agreement referenced in Section 3.2 above, paid to the Agent for the account of the Agent.

                 (q) Payment of all fees, costs and expenses related to the Loans and the Loan Documents, including, but not limited to, the reasonable fees and expenses of counsel to the Banks, provided that counsel fees and expenses shall not exceed $20,000.

         SECTION 5.2 Conditions Precedent to Each Borrowing. The obligation of each Bank to make a Loan and the obligation of the Agent to issue any Letter of Credit shall be subject to the further conditions precedent that on the date of such Loan or the issuance of any Letter of Credit:

                 (a)        The following statements shall be true:

                            (1)   The representations and warranties contained
in each Loan Document are correct on and as of the date of disbursement of such Loan, before and after giving effect to such Loan and to the application of the proceeds therefrom, as though made on and as of such date, and

                            (2)   No Default or Event of Default has occurred
and is continuing, or would result from such Loan or from the application of the proceeds therefrom;

                 (b) With respect to each Letter of Credit, the Borrower shall have complied with the provisions of Section 2.3;

                 (c) If required by the Banks, the Borrower shall have delivered to the Agent a current Borrowing Base Certificate, duly executed by the chief financial officer of the Borrower and appropriately completed, and a current Aging; and

                 (d) The Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request, and all legal matters incident to the Loans shall be satisfactory to counsel for the Agent.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                 (a) Incorporation, Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement and is duly qualified to transact business in each jurisdiction in which such qualification is required. The Borrower has no Subsidiaries.

                 (b) Corporate Power and Authority. The execution, delivery and performance by the Borrower of each Loan Document are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (1) the Borrower's charter or bylaws, or (2) law or any contractual restriction binding on or affecting the Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties.

                 (c) No Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or of stockholders is required for the due execution, delivery and performance by the Borrower of any Loan Document.

                 (d) Legally Enforceable Agreement. This Agreement is, and each other Loan Document to which the Borrower will be a party when delivered hereunder will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                 (e) Financial Statements. The balance sheets of the Borrower as of September 30, 1994, and the related statements of income and stockholders' equity of the Borrower for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower as of such date and the results of the operations of the Borrower for the period ended on such date, all in accordance with GAAP, and since September 30, 1994, there has been no material adverse change in such condition or operations. The Banks acknowledge that the settlement of the class action suit described in footnote 3 to the Borrower's September 30, 1994 annual report for a payment of approximately $875,000 does not constitute a material adverse change.

                 (f) Litigation. Other than the actions or proceedings listed on Schedule 2 attached to this Agreement, there is no pending or, to the best of the Borrower's knowledge, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, that may materially adversely affect the financial condition or operations of the Borrower or that purports to affect the legality, validity or enforceability of this Agreement or any Loan Document to which the Borrower is a party.

                 (g) Use of Proceeds. No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934.

                 (h) Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                 (i) Ownership and Liens. The Borrower has title to all of its assets, including the Collateral, and none of the Collateral or such assets is subject to any Lien, except such Liens as are permitted by this Agreement.

                 (j) ERISA. The Borrower has not incurred any material "accumulated funding deficiency" within the meaning of Section 302 of ERISA or
Section 412 of the Code, nor has the Borrower incurred any material liability to the PBGC in connection with any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) established or maintained by the Borrower. None of the employee pension benefit plans (as defined above) of the Borrower, nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, that could subject such plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with such plans or any such trust to any material liability or tax or penalty on prohibited transactions imposed by such Section Section 406 or 4975. Neither the Borrower nor any Affiliate of the Borrower is now, or at any time in the past has been, obligated to make contributions to a "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA.

                 (k) Taxes. The Borrower has filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties.

                 (l) Debt. The Borrower is not in any manner directly or contingently obligated with respect to any Debt that is not permitted by this Agreement. The Borrower is not in default with respect to any Debt. The Debt of the Borrower to Gateway, including, without limitation, ordinary trade accounts payable, has been paid in full.

                 (m) Debarment and Suspension. No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower from any contracting with the Government, and the Borrower has not, nor has any Affiliate of the

Borrower, been subject to any such debarment or suspension prior to the date of this Agreement.

                 (n) Contract Breach. The Borrower is not in default in any material respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties may be bound.

                 (o) Intellectual Property. The Borrower does not own or hold any registered copyright, patent or trademarks other than those acquired by it in connection with the Artisoft Acquisition and those listed on Schedule 6.1(o) attached hereto.


                                   ARTICLE 7
                           COVENANTS OF THE BORROWER

         SECTION 7.1 Affirmative Covenants. So long as any Note shall remain unpaid, any Letter of Credit is outstanding or any Bank shall have any Commitment hereunder, the Borrower shall, unless the Banks shall otherwise consent in writing:

                 (a) Compliance with Laws. etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

                 (b)        Reporting Requirements. Furnish to the Banks:

                            (1)   As soon as available and, in any event,
within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited financial statements consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, consolidated statements of operations and stockholders' equity of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the last day of the preceding quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP. Such statements shall be accompanied by reports itemizing raw materials, work in process and finished goods Inventory by division and revenues and gross profits by division. Such financial statements and reports shall be certified to be accurate by the chief financial officer of the Borrower;

                            (2)   As soon as available and, in any event,
within 90 days after the end of each fiscal year of the Borrower, audited financial statements consisting of consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, and consolidated statements of operation, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP. The consolidated statements shall be accompanied by an opinion thereon acceptable to the Banks of an independent certified public accounting firm selected by the Borrower and acceptable to the Banks;

                            (3)   Promptly upon receipt thereof, copies of any
reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

                            (4)   Promptly after the commencement thereof,
notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, that, if determined adversely to the Borrower or any such Subsidiary, could have a material adverse effect on the financial condition, properties or operations of the Borrower or such Subsidiary;

                            (5)   As soon as possible and, in any event, within
ten days after tie occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that is proposed to be taken by the Borrower with respect thereto;

                            (6)   Promptly after the sending or filing thereof,
copies of all proxy statements, financial statements and reports that the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange;

                            (7)   On or before the 20th day of each calendar
month, (i) an Aging as of the last day of the previous calendar month, (ii) a report identifying, in sufficient detail for the Banks, all Inventory on hand as of the end of the previous calendar month, (iii) a Borrowing Base Certificate signed by the chief financial officer of the Borrower, (iv) such other supporting documents to the schedules as either Bank from time to time reasonably may request, and (v) such invoices, instruments, chattel paper and other evidence of indebtedness representing any Accounts Receivable, duly endorsed in blank or to the Banks, as the Banks may request;

                            (8)   Within 45 days after the end of each fiscal
quarter, a certificate of the chief financial officer of the Borrower to the effect that no Default or Event of Default occurred during the prior quarter and containing calculations of the financial covenants set forth in Section 7.3; and

                            (9)   Such other information respecting the
condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Banks from time to time reasonably may request in writing.

                 (c) Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

                 (d) Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and the Subsidiaries. The principal records and books of account, including those concerning the Collateral, shall be kept at the chief executive office of the Borrower described in Section 4(a) of the Security Agreement. The Borrower will not move such records and books of account or change its chief executive office or the name under which it does business without (1) giving the Agent at least 90 days' prior written notice, and (2) executing and delivering financing statements satisfactory to the Banks prior to such move or change.

                 (e) Maintenance of Properties. Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its franchises, licenses and other properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (f) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

                 (g) Right of Inspection. At any reasonable time and from time to time, permit the Banks or any agent or representative of the Banks to audit and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants. The Borrower shall reimburse the Banks for any expenses incurred by the Banks in connection with any audits.

                 (h) Compliance with ERISA. With respect to any employee benefit plan or plans covered by Title IV of ERISA, the Borrower will not permit (1) any prohibited transaction or transactions under ERISA or the Code that results, or may result, in liability to the Borrower exceeding in the aggregate $500,000, or (2) any reportable event under ERISA if, upon termination of the plan or plans with respect to which one or more such reportable events shall have occurred, there is or would be any liability of the Borrower to the PBGC exceeding in the aggregate $500,000. Neither the Borrower nor any Affiliate of the Borrower shall adopt, establish or become a party to any multiemployer plan.

                 (i) Business Line. Remain in substantially the same lines of business as those conducted on the date of this Agreement.

                 (j) Primary Operating Account. Maintain the Primary Operating Account with the Agent.

                 (k) Post-Closing Conditions. If the conditions set forth in Sections 5.1(c)(2), 5. 1(c)(3), 5.1(c)(5) and 5.1(f) are not satisfied by the date of the Closing, the Borrower shall cause such conditions to be satisfied within 30 days after the date of the Closing; provided, however, that the Borrower shall provide to the Agent a copy of the KPMG Peat Marwick audit letter obtained by the Borrower with respect to the assets acquired by the Borrower in the Artisoft Acquisition within 60 days after the date of the Closing.

         SECTION 7.2 Negative Covenants. So long as any Note shall remain unpaid, any Letter of Credit remain outstanding or any Bank shall have any Commitment hereunder, the Borrower shall not, without the written consent of the Banks:

                 (a) Liens, etc. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except: (1) Liens in favor of the Agent for the ratable benefit of the Banks; (2) Liens that are incidental to the conduct of the business of the Borrower or any Subsidiary, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of the Borrower or any Subsidiary; (3) Liens on fixed assets in existence on the date of this Agreement and described on Schedule 3 attached to this Agreement; (4) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary; and (5) purchase-money Liens, whether now existing or hereafter arising (including those arising out of a Capital Lease) on any fixed assets provided that (i) any property subject to a purchase-money Lien is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition, (ii) each such Lien shall attach only to the property so acquired, and (iii) the Debt secured by all such Liens shall not exceed $1,000,000 at any time outstanding in the aggregate.

                 (b) Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Debt, except: (1) the Obligations; (2) Debt in existence on the date of this Agreement and described on Schedule 4 attached to this Agreement; (3) Debt of the Borrower subordinated to the Obligations on terms satisfactory to the Banks; (4) Debt of any Subsidiary to the Borrower or another Subsidiary; (5) ordinary trade accounts payable, excluding any trade accounts payable to Gateway; and (6) Debt of the Borrower or any Subsidiary (including Debt arising out of a Capital Lease) secured by purchase-money Liens permitted by this Agreement.

                 (c) Dividends, etc. Declare or pay any dividends; or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets or obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, except that, subject to the compliance by the Borrower with the provisions of Section 7.3 below, (1) the Borrower may declare and deliver dividends and make distributions payable in common stock of the Borrower, (2) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock, (3) any Subsidiary may pay dividends to the Borrower or to another Subsidiary, and (4) provided that no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect thereto, the Borrower may purchase shares of its capital stock in an aggregate amount not to exceed, during any fiscal year, the lesser of $1,000,000 or positive Net Income accrued through the date of such purchase from the beginning of such fiscal year.

                 (d) Mergers, etc. Merge or consolidate with any Person, or permit any Subsidiary to do so, except (1) for Permitted Acquisitions, (2) that any Subsidiary may merge into or transfer assets to the Borrower, and (3) that any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

                 (e) Sale and Leaseback. Sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, any real or personal property to any Person and thereafter, directly or indirectly, lease back the same or similar property.

                 (f) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, Receivables and leasehold interests), except: (1) for Inventory sold or leased in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) that any Subsidiary may sell, lease, assign or otherwise transfer its assets to the Borrower.

                 (g) Loans. Make or permit to exist, or permit any Subsidiary to make or permit to exist, any loan or advance to any Person except for (1) loans to employees, officers or directors of the Borrower or any Subsidiary not exceeding $500,000 in the aggregate at any time outstanding and
(2) travel advances made in the ordinary course of business.

                 (h) Guaranties, etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable

(including, but not limited to, any liability arising out of any agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets; goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, or permit any such guaranties or liabilities to exist, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                 (i) Acquisitions. Except for Permitted Acquisitions, the Borrower shall not purchase or acquire, or permit any Subsidiary to purchase or acquire (1) all or substantially all of the assets of any Person, or (2) any capital stock of or ownership interest in any other Person.

                 (j) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 7.3 Financial Covenants. So long as any Note shall remain unpaid, any Letter of Credit remains outstanding or any Bank shall have any Commitment hereunder, the Borrower shall maintain, unless the Banks shall otherwise consent in writing:

                 (a) Tangible Net Worth. As of the end of each fiscal quarter of the Borrower, Tangible Net Worth of not less than (1) $10,500,000 as of March 31, 1995, and June 30, 1995, (2) $21,000,000 as of September 30, 1995,
through and including the fiscal quarter ending on June 30, 1996, and (3) $34,000,000 as of September 30, 1996, and for each fiscal quarter thereafter.

                 (b) Leverage Ratio. As of the last day of each fiscal quarter of the Borrower, a Leverage Ratio of not greater than (1) 5.25 to 1 as of March 30, 1995 and June 30, 1995, (2) 2.75 to 1 as of September 30, 1995,
through and including the fiscal quarter ending on June 30, 1996, and (3) 2.0 to 1 as of September 30, 1996, and for each fiscal quarter thereafter.

                 (c) Quick Ratio. As of the last day of each fiscal quarter of the Borrower, a Quick Ratio of not less than l to 1.

                 (d) Coverage Ratio. For the fiscal year ending on September 30, 1995, and for each 12-month period ending on December 31, 1995, March 31, 1996, and June 30, 1996, a Coverage Ratio of not less than 2 to 1, and for each 12-month period ending on the last day of each fiscal quarter thereafter of the Borrower, a Coverage Ratio of not less than 3.50 to 1.


                                   ARTICLE 8
                         SUBSIDIARIES BECOMING BORROWER

         SECTION 8.1 Conditions Precedent. Each Subsidiary that is formed or acquired after the date of this Agreement shall become jointly and severally liable with the Borrower and the other Subsidiaries under this Agreement and the other Loan Documents (provided that only the Borrower may borrow hereunder), subject to the satisfaction of the following conditions precedent:

                 (a) The Subsidiary shall execute and deliver to the Banks an Assumption Agreement.

                 (b) No Default or Event of Default shall have occurred and be continuing.

                 (c) All legal matters incident to such Subsidiary becoming a party to the Loan Documents shall be satisfactory to counsel for each Bank, and the Subsidiary shall execute and deliver to the Banks such additional documents and certificates relating to the Loans as the Banks reasonably may request.

                 (d) Each Bank shall have received an opinion of counsel to the Subsidiary, addressed to the Agent, for the benefit of the Banks, covering such matters as the Banks may request, in form and substance satisfactory to the Banks.

                 (e) Financing statements in form and substance satisfactory to the Banks shall have been properly filed in each office where necessary to perfect the security interest of the Banks in the Collateral of the Subsidiary, termination statements shall have been filed with respect to any other financing statements covering all or any portion of such Collateral (except with respect to liens or security interests permitted by this Agreement), all taxes and fees with respect to such recording and filing shall have been paid by the Subsidiary and the Banks shall have received such lien searches or reports as it shall require confirming that the foregoing filings and recordings have been completed.

                 (f) The Subsidiary shall have delivered the following documents to the Banks, each of which shall be certified as of the date on which the Subsidiary is to become a party to The Loan Documents, by the secretary of the Subsidiary: (1) copies of evidence of all corporate actions taken by the Subsidiary to authorize the execution and delivery of the Assumption Agreement and the other Loan Documents; (2) copies of the articles or certificate of incorporation and bylaws of the Subsidiary; and (3) a certificate as to the incumbency and signatures of the officers of the Subsidiary executing the Assumption Agreement.

                 (g) The Banks shall have received a certificate of good standing (or similar instrument) issued by the appropriate state official of the state of incorporation of the Subsidiary, dated within 30 days of the date of the applicable Assumption Agreement.

                 (h) The Banks shall have received an Aging, Borrowing Base Certificate and Inventory schedule of the Subsidiary, together with any other information and documents the Banks may reasonably request with respect to the Collateral of the Subsidiary.

                 (i) If required by the Banks, the Banks shall have received a satisfactory examination of the Collateral and internal control systems of the Subsidiary performed by the Commercial Finance Division of the Agent.

                 (j) If required by the Banks, they shall have received a landlord waiver from each landlord of the Subsidiary, which shall be in form and substance acceptable to the Banks.

         No Receivable or Inventory of a Subsidiary shall be included in the Borrowing Base prior to the date on which all of the foregoing conditions are satisfied.


                                   ARTICLE 9
                               EVENTS OF DEFAULT

         SECTION 9.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                 (a) Failure of the Borrower to pay any Obligation to the Agent or the Banks, as applicable, including, without limitation, the principal of or interest on the Notes, LC Agreements or any of the Loans, when the same shall become due and payable, whether at maturity, as a result of the Agent's demand for payment or otherwise, and such failure shall continue for a period of ten days after written notice from the Agent to the Borrower specifying such failure; or

                 (b) If the Borrower refuses to permit any Bank to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

                 (c) Failure of the Borrower to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement or any other Loan Document (except any such failure resulting in the occurrence of another Event of Default described in this Section), within 30 days after receipt of notice from the Agent specifying such failure; or

                 (d) Discovery that any representation or warranty made or deemed made by the Borrower in this Agreement or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement (including any Borrowing Base Certificate) or in connection with any borrowing under this Agreement was materially untrue or is breached in any material respect; or

                 (e) If, as a result of default, any other obligation of the Borrower or any Subsidiary for the payment of any Debt in excess of $250,000 becomes or is declared to be due and payable prior to the expressed maturity thereof, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction; or

                 (f) The Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or any substantial part of its property, or commences any proceeding relating to the Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

                 (g) If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if, within 60 days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, the appointment shall not have been vacated; or

                 (h) Any judgment against the Borrower in excess of $500,000 or any attachment in excess of $1,000,000 against any property of the Borrower that remains unpaid, undischarged, unbonded or undismissed for a period of 30 days, unless and to the extent that the judgment or attachment is appealed in good faith in a court of higher jurisdiction and the appeal remains pending; or

                 (i) If any one or more of the Borrower's license agreements with Novell, Inc. representing in the aggregate more than 30% of Novell, Inc. related revenues of the Borrower for the fiscal year most recently ended, is canceled and the Banks determine that the Borrower will be materially and adversely affected by such cancellation; or

                 (j) A material adverse change occurs in the financial or business condition of the Borrower; or

                 (k) The dissolution, liquidation or termination of existence of the Borrower; or

                 (l) If the Borrower fails to give the Banks any notice required by this Agreement within ten days after the occurrence of the event giving rise to the obligation to give such notice, provided that such failure to give notice shall not constitute an Event of Default if the applicable Event of Default or breach is cured within any grace period that otherwise would have been applicable had the notice been timely given; or

                 (m) If any of the following events shall occur or exists with respect to the Borrower or any employee benefit or other plan established, maintained or to which contributions have been made by the Borrower, any Affiliate of the Borrower or any other Person that, together with the Borrower, would be treated as a single employer under Section 4001 of ERISA, and the Banks reasonably determine that the financial condition of the Borrower would be materially and adversely affected thereby: (1) any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code),
(2) any reportable event (as defined in Section 4043 of ERISA and the regulations issued thereunder), (3) the filing under Section 4041 of ERISA of a notice of intent to terminate any such plan or the termination of such plan, or
(4) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan; or

                 (n) The occurrence of an event of default under any other Loan Document; or

                 (o) If the Borrower or any of its Affiliates shall be debarred or suspended from any contracting with the Government; or

                 (p) The Security Agreement after delivery thereof pursuant to Section 5. 1(c) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest in any of the Collateral purported to be covered thereby or if any Loan Document ceases to be in full force and effect; then, and in any such event, the Agent (1) shall at the request of either Bank, by notice to the Borrower, declare the obligation of each Bank to make Advances or of the Agent to issue any Letter of Credit to be terminated, whereupon the same shall forthwith terminate, and (2) shall at the request of either Bank, by notice to the Borrower, declare the Notes, the Loans and all other Obligations, all interest thereon and all other amounts payable under this Agreement, to be forthwith due and payable, whereupon the Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that if an Event of Default occurs under Sections 9. 1(f) or 9.1(g) above, (i) the obligation of each Bank to make Advances or of the Agent to issue any Letter of Credit shall automatically be terminated, and (ii) the Obligations, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. After the occurrence of an Event of Default, the Agent may require the Borrower to pay, and the Borrower agrees to pay, to the Agent an amount of cash equal to the aggregate amount of the Letters of Credit then outstanding, and any amounts paid by the Borrower shall be held by the Agent in a cash collateral account for the benefit of the Banks, over which the Agent shall have the exclusive power of withdrawal, as security for the Obligations arising out of the Letters of Credit and the LC Agreements.


                                   ARTICLE 10
                                   THE AGENT

         SECTION 10.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 10.2 Agent's Reliance, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (1) may treat the payee of any Note as the holder thereof; (2) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (3) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (5) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (6) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 10.3 Crestar and Affiliates. With respect to its Advance Commitment or Term Loan Commitment, the Advances made by it, the Notes issued to it and the Obligations due to it, Crestar shall have the same rights and powers under this Agreement as any other

Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Crestar in its individual capacity. Crestar and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any Person who may do business with or own common stock of the Borrower, all as if Crestar were not the Agent and without any duty to account therefor to the Banks.

         SECTION 10.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 6. 1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 10.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Banks, ratably according to the respective amounts of their Advance Commitments or Term Loan Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         SECTION 10.6 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent, on behalf of the Banks, may appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 10.7 Borrower's Reliance. The Borrower shall be entitled to rely upon written confirmation from the Agent as to the consent of the Banks to any action by the Borrower for which such consent is required.


                                   ARTICLE 11
                                 MISCELLANEOUS

         SECTION 11.1 Amendments. etc. No amendment or waiver of any provision of this Agreement, the Notes or any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks, affect the rights or duties of the Agent under this Agreement, any Note or any other Loan Document.

         SECTION 11.2 Notices. etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered by hand or sent, prepaid, by Federal Express (or a comparable overnight delivery service), if to the Borrower, at its address at 3601 Eisenhower Avenue, Alexandria, Virginia 22304, Attention: Philip T. Cunningham; if to any Bank or to the Agent, at its Applicable Lending Office specified opposite its name on Schedule 1 hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. Any such notice or other communication, when mailed, telecopied, telegraphed, telexed, cabled, delivered by hand or sent overnight, shall be effective on the earliest of (a) the date it is actually received or telecopied, telexed (confirmed by telex answerback), or delivered by hand, (b) the Business Day after the day on which it is properly delivered to a telegraph or cable company or to Federal Express (or a comparable overnight delivery service), as applicable, or (c) the third Business Day after the day on which it is deposited in the United States mail, except that notices and communications to the Agent pursuant to Article 2 or 10 shall not be effective until received by the Agent.


         SECTION 11.3 No Waiver: Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 11.4 Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         SECTION 11.5 Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

         SECTION 11.6       Costs Expenses and Taxes.

                 (a) The Borrower agrees (1) to pay or reimburse each Bank on demand for all its costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent; (2) to pay or reimburse the Agent and each Bank for all of their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and each Bank; (3) to pay, indemnify and hold each Bank and the Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery or consummation of any of the transactions contemplated by, or any amendment, supplement or modification to, or any waiver or consent under or in respect of, the Loan Documents and any such other documents; and (4) to pay, indemnify and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or relating to the making or maintaining of the Loans or the issuance of any Letter of Credit, or the enforcement, performance and administration of the Loan Documents and any such other documents, or expenses or other liabilities arising out of any bankruptcy or insolvency proceeding of the Borrower (all of the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall not have any obligations hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank. The agreements in this Section 11.6(a) shall survive repayment of the Notes and all other Obligations.

                 (b) If any payment of principal of, or conversion of, any Eurodollar Rate Loan is made other than on the last day of an Interest Period relating to such Loan, as a result of a payment or conversion pursuant to Section 2. 13 or acceleration of the maturity of the Notes pursuant to Article 9 or for any other reason, the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Loan. Such amounts shall be equal to the present value of the difference between (1) the amount that would have been realized by the applicable Bank for the remaining term of the applicable Interest Period on such Eurodollar Rate Loan, and (2) any lesser amount that would be realized by such Bank by reinvesting the prepaid funds in a United States Treasury security with a maturity most closely equal to, but not longer than, the remaining term of the applicable Interest Period. The foregoing difference shall be discounted to its present value at a discount rate equal to the rate of interest being paid on the selected United States Treasury security. The Bank shall provide the Borrower with a statement explaining the calculation of any prepayment premium due, which statement, in the absence of manifest error, shall be conclusive and binding. The Borrower may prepay any Eurodollar Rate Loan without premium or penalty if such prepayment is made on the last day of the applicable Interest Period and otherwise in accordance with the terms of this Agreement.

         SECTION 11.7 Right of Set-off. Upon (a) the failure of the Borrower to make any payment owed to the Banks when due under any Loan Document or (b) the occurrence and during the continuance of any Event of Default and the making of the request or the granting of the consent specified by Section
9. 1 to authorize the Agent to declare the Obligations due and payable pursuant to the provisions of Section 9.1, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, whether or not such Bank shall have made any demand under this Agreement or any such Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

         SECTION 11.8 Waiver. THE BORROWER EXPRESSLY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION OR OTHER DISPUTE RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         SECTION 11.9 Severability. If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable, such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document, and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document.

         SECTION 11.10 Entire Agreement. Except for the other Loan Documents expressly referred to herein, this Agreement represents the entire agreement between the Banks, the Agent and the Borrower, supersedes all prior commitments and may be modified only by an agreement in writing.

         SECTION 11.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each Bank and their respective successors and assigns, except that no party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other parties.

         SECTION 11.12 Governing Law. This Agreement, the Notes and each Loan Document shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

         SECTION 11.13 Consent to Jurisdiction. Each party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of the Circuit Court for Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia, Alexandria Division, over any suit, action or proceeding arising out of or relating to this Agreement, any Loan Document or the Obligations. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. The Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in the courts designated above may be made by certified or registered mail, return receipt requested, directed to the Borrower at its address for notice stated in
Section 11.2 above, or at a subsequent address of which the Agent received actual notice from the Borrower in accordance with the terms hereof, and service so made shall be complete five days after the same shall have been so mailed. The foregoing provisions shall not limit the right of any Bank, the Agent or any other party hereto to serve process in any other manner permitted by law or limit the right of any Bank or the Agent or other party hereto to bring any suit, action or proceeding or to obtain execution on any judgment rendered in any suit, action or proceeding in any other appropriate jurisdiction or in any other manner.

         SECTION 11.14 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                          BORROWER:
                          --------

                          MICRODYNE CORPORATION, a Maryland corporation


                          By:\s\ Christopher M. Maginniss
                             --------------------------------------------------
                          Name:  Christopher M. Maginniss
                               ------------------------------------------------
                          Title: Executive Vice President
                                -----------------------------------------------


                          AGENT:
                          -----

                          CRESTAR BANK


                          By: \s\ Diane D. Taylor
                             --------------------------------------------------
                                           Diane D. Taylor
                                           Senior Vice President


                          BANKS:
                          -----

                          CRESTAR BANK


                          By: \s\ Diane D. Taylor
                             --------------------------------------------------
                                           Diane D. Taylor
                                           Senior Vice President


                          NBD BANK


                          By:
                             --------------------------------------------------
                          Name:
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------

                                   SCHEDULE 1

                             MICRODYNE CORPORATION


                                Credit Agreement


Name of Bank                               Applicable Lending Office
------------                               -------------------------
Crestar Bank                               8245 Boone Boulevard
                                           Suite 300
                                           Vienna, Virginia 22182-3871


NBD Bank                                   611 Woodward Avenue
                                           Detroit, Michigan 48226

                                   SCHEDULE 2

                        PENDING OR THREATENED LITIGATION

 MALONE VS. MICRODYNE (CLASS ACTION SUIT)                                                 AKIN GUMP STRAUSS HAUER & FELD
          (SETTLEMENT PENDING)


 RUSSEL VS. MICRODYNE (ALLEGED DISCRIMINATION)                                            LATHAM & WATKINS

 BUADD VS. MICRODYNE (ALLEGED WRONGFUL TERMINATION)                                       LATHAM & WATKINS


 ELTECH VS. MICRODYNE (CONTENDS DAMAGES RELATED TO CANCELLATION OF CERTAIN PURCHASE       MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
 ORDERS BY MICRODYNE)

                                   SCHEDULE 3


                               OUTSTANDING LIENS


                                    - None -

                                   SCHEDULE 4


                                OUTSTANDING DEBT
                    MARION INDUSTRIAL DEVELOPMENT AUTHORITY

                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                                  SERIES 1985

                         DEBTOR: MICRODYNE CORPORATION

                             TRUSTEE:  BARNETT BANK

                            DATED:  NOVEMBER 1, 1985

                 CURRENT VALUE:  $353,000 @ SEPTEMBER 30, 1994

                                SCHEDULE 6.1(o)

                      Patents, Trademarks and Trade Names


(1)      United States - Reg. No. 1,734,591
         Certificate of Registration - U.S. Patent and Trademark Office for the mark Eagle Technology and Design
         Effective: November 24, 1992

(2)      Benelux - Reg. No. 515672
         Eagle Technology and Design
         Effective: April 2, 1992

(3)      Int. Cl.: 9

         Prior  U.S. Cl.: 26

         United States Patent and Trademark Office          Reg. No. 1,787,902
                                                            Registered Aug. 17, 1993
         ---------------------------------------------------------------------------

                                   TRADEMARK
                               PRINCIPAL REGISTER

                                   MICRODYNE

 MICRODYNE CORPORATION (MARYLAND CORPORATION)            MODEMS, AUDIO DEMODULATORS, DATE ANALYSIS RECEIVERS,
 207 S. PEYTON STREET                                    TUNERS, ANTENNAS AND DOWN CONVERTORS, IN CLASS 9
 ALEXANDRIA, VA  22314                                   (U.S. CL. 26).

 FOR:  TELEMETRY EQUIPMENT:  NAMELY, WIDE BAND                   FIRST USE 9-30-1989; IN COMMERCE 10-311989.
 DISCRIMINATORS, SIGNAL GENERATORS, DIVERSITY
 COMBINERS, TELEMETRY RECEIVERS, DEMODULATORS, AND               OWNER OF U.S. REG. NO. 1,218,264
 SIGNAL SIMULATORS; SATELLITE SYSTEMS EQUIPMENT:
 NAMELY, MODULATORS, VIDEO RECEIVERS, TELEVISION                 SER. NO. 74-160.838, FILED 3-27-1992.
 RECEIVERS, VIDEO RECEIVING TERMINALS,
                                                         TODD BRAVERMAN, EXAMINING ATTORNEY

(4)      Int. Cl.: 9

         Prior  U.S. Cls.: 26  and 38

         United States Patent and Trademark Office          Reg. No. 1,755,025
                                                            Registered Mar. 2, 1993
         ---------------------------------------------------------------------------

                                   TRADEMARK
                               PRINCIPAL REGISTER

                                   MICRODYNE

 MICRODYNE CORPORATION (MARYLAND CORPORATION)                    FIRST USE 7-15-1991.  IN COMMERCE 8-1-1991.
 207 S. PEYTON STREET
 ALEXANDRIA, VA  22314                                           OWNER OF U.S. REG. NO. 1,218,264

 FOR:  COMPUTER HARDWARE AND COMPUTER OPERATING                  SER. NO. 74-260.839, FILED 3-27-1992.
 SOFTWARE FOR USE IN LOCAL AREA NETWORKS, IN CLASS 9
 (U.S. CLS. 26 AND 38).                                  TODD BRAVERMAN, EXAMINING ATTORNEY

                                   EXHIBIT A(1)

                          ACCEPTABLE FOREIGN CUSTOMERS


         3C COMPLETE COMPUTER COMSULTING                    CANADA
         A-LINE TECHNOLOGIES B.V.                           NETHERLANDS
         ABC DATA SP. Z.O.O.                                POLAND
         ABCOM INFORMATICA LTDA                             BRAZIL
         ABM DATA SYSTEMS (PRIVATE)LTD                      PAKISTAN
         ACTEBIS COMPUTER GMBH                              GERMANY
         ADCOMP AG                                          SWITZERLAND
         ADCOMP DATA SYSTEMS NL                             THE NETHERLANDS
         ADVANCED COMPUTER TECHNOLOGY                       GIZA-EGYPT
         AGRICULTURE OF CANADA                              CANADA
         AKAM DATA B.V.                                     THE NETHERLANDS
         AKAM ELECTRONICS N.V.                              BELGIUM
         ALGOL S.P.A.                                       ITALY
         ALGOSYSTEMS S.A.                                   GREECE
         AMA (UK) LIMITED                                   ENGLAND
         AMASIA TRADING CO LTD                              JAPAN
         AMERICAN COMPUTER CORPORATION                      SAUDI ARABIA
         ARMADA BILGISAYAR LTD                              TURKEY
         ARNALDO C CASTRO SA                                URUGUAY
         ASCOM ELCOMA AG                                    SWITZERLAND
         ASIAN COMPUTER SERVICES                            SINGAPORE
         AUTOMATED SYSTEMS LTD                              KENYA
         AVENOR INC                                         CANADA
         AZCOM INFORMATION SYSTEM INC.                      CANADA
         AZLAN                                              ENGLAND
         BELL NORTHERN RESEARCH                             CANADA
         BGS-DAUSTRAB LTD. SLOVAKIA                         SLOVAKIA
         CANON SALES COMPANY INC.                           JAPAN
         CENTER REINSURANCE                                 BERMUDA
         CENTERA PTY LIMITED                                SOUTH AFRICA
         CHEK-TRAC                                          CANADA
         CHINATEK TECHNOLOGY LTD                            HONG KONG
         CIBERTEC DATA                                      PERU
         CIENTEC S.A.                                       CHILE
         CITY OF NORTH YORK                                 CANADA
         COM TECH COMMUNICATIONS PTY LT                     AUSTRALIA
         COMICRO NETSYS AG                                  SWITZERLAND
         COMMON SENSE CONSULTING                            CANADA
         COMMUNICATIONS AND INTERFACE                       KOREA
         COMPIDEA LTD                                       LITHUANIA
         COMPU-SHACK ELECTRONIK GMBH                        GERMANY
         COMPUDATA B.V.                                     THE NETHERLANDS
         COMPULINK SA                                       FRANCE
         COMPUMATIX SARL                                    LEBANON
         COMPUTACION BKO                                    ARGENTINA








--------------------

    (1) Acceptable Foreign Customers include only those entities and countries listed above, or Customers whose obligations under Receivables are backed by the full faith and credit of the countries listed above, and do not include any other corporations or entities organized and existing under the laws of such countries.

         COMPUTER 2000 et al.                               SWITZERLAND
         COMPUTER DATA NETWORKS                             DUBAI
         COMPUTER SOLUTIONS LTD                             MALTA
         COMPUTERS & PERIPHERALS                            HONG KONG
         CONEXUS PTY LIMITED                                AUSTRALIA
         CONSORCIO RED UNO, S.A. DE CV                      MEXICO D.F.
         COPACT CO. LTD.                                    POLAND
         CORNERSTONE SWEDEN A.B.                            SWEDEN
         COSAPI DATA                                        PERU
         DATA CONSTRUCTION/NORDIC LAN                       SWEDEN
         DATAGUILD LTD-DATAGUILD HOUSE                      ENGLAND
         DATAMATIC                                          AUSTRALIA
         DATATECH                                           CANADA
         DATAWAVE SA GENEVA                                 SWITZERLAND
         DATELCOM                                           THE NETHERLANDS
         DAUSTRAB CONSULTING GMBH                           AUSTRIA
         DCA                                                IRELAND
         DELTA DATA SYSTEMS                                 CANADA
         DELTAX SYSTEMS                                     CZECHOSLOVAKIA
         DEVRY INSTITUTE OF TECHNOLOGY                      CANADA
         DIGITAL PRO INC.                                   MANILA
         DIODE ESPANA S.A.                                  SPAIN
         ELCO TECHNOLOGY LTD                                RUSSIA
         EQUATORIAL CANADA INC                              CANADA
         ERIK WESTERBERG NS                                 DENMARK
         EUROCOM                                            U.A.E.
         EXPANDER INFORMATIC GROUP AB                       SWEDEN
         FASTNET SYSTEMS                                    UNITED KINGDOM
         FEEDER GROUP                                       FRANCE
         FIRST LAN'MARK A/S                                 DENMARK
         FONAR LIMITED                                      ISRAEL
         FRONTLINE DISTRIBUTION LTD                         ENGLAND
         GALATARIOTIS BROS. LTD.                            CYPRUS
         GATEWAY SYSTEMS LTD                                BERMUDA
         GBC TECHNOLOGIES U.K.                              ENGLAND
         GEAC CANADA LIMITED                                CANADA
         GLOBELLE/CBC                                       CANADA
         GOMARK LIMITED                                     ENGLAND
         GRAY MACKENZIE & COMPANY LTD                       U.A.E.
         GRAYTECH C2OOO MIDDLE EAST                         U.A.E.
         GUARDALL NORTH AMERICA, INC.                       CANADA
         GULF STARS COMPUTER SYSTEMS                        SAUDI ARABIA
         HAUSER COMPUTER GMBH                               GERMANY
         HEWLETT PACKARD MISSISSEUGE                        CANADA
         HORIZON DISTRIBUTION LTD.                          IRELAND
         IBM EDMONTON                                       CANADA
         INCOME SECURITY PROGRAMS-STND                      CANADA
         INCOS EDV SYSTEMS                                  GERMANY
         INFONET ENGINEERING PTE. LTD.                      SINGAPORE
         INFORMATICA MGMT FORMAZIONE                        ITALY
         INGRAM DICOM, S.A. DE C.V.                         MEXICO DF
         INGRAM MICRO, et al                                VARIOUS
         INTCOM                                             FRANCE
         INTERDATA S.A.                                     FRANCE
         INTERNATIONAL COMPUTER COMPANY                     1002 TUNISIA

         INTERPROCOM LAN                                    RUSSIA
         INTERQUAD                                          FRANCE
         ISG NETWORK SOLUTIONS                              SOUTH AFRICA
         ISM NETWORK SOLUTIONS                              SOUTH AFRICA
         J.V. LANIT                                         RUSSIA
         JARDINE NETWORKING SYSTEMS                         HONG KONE
         JERAISY COMPUTER & COMM. SERV                      SAUDI ARABIA
         JOHNSON AND JOHNSON                                CANADA
         KEYLAN S.A.                                        SPAIN
         KVAZAR-MICRO                                       UKRAINE
         LA PRESSE LTD                                      CANADA
         LAGE INFORMATICA E SERVICOS                        PORTUGAL
         LAN DESIGN                                         SOUTH AFRICA
         LANSOFT COMPUTER NETWORK SYS.                      CHINA
         LATTICE TECHNOLOGIES                               SOUTH AFRICA
         LAUSERCO INC                                       CANADA
         LINE SWITCH M.B. SRL                               ITALY
         LINKS S.A.                                         COLOMBIA
         LIUSKI INTERNATIONAL                               VARIOUS
         LOGICORP DATA SYSTEMS                              CANADA
         M + S ELEKTRONIK GMBH                              GERMANY
         MACNICA INC.                                       JAPAN
         MACROTEK/HEATH COMM AB                             SWEDEN
         MANEFFA, GONZALES & ASSOCIATES                     ARGENTINA
         MASHOV COMPUTER                                    ISRAEL
         MAXIMUM INFORMATION SYSTEMS                        CANADA
         MCSB SALES & DISTRIBUTION M SB                     MALAYSIA
         MEGABYTE                                           GERMANY
         MERCANTILE OFFICE SYSTEMS                          NEPAL
         MERISEL, et al                                     CANADA
         MICRO COMPUTER STORE                               CANADA
         MICRO INFOR BUSINESS CENTER                        CANADA
         MICRO-SYSTEM-TECHNIK AG                            SWITZERLAND
         MICRO-SYSTEM-TECHNIK AG                            SWITZERLAND
         MICROAGE TORONTO                                   CANADA
         MICRONICA S.A.                                     GREECE
         MICROSISTEMAS LUJASA                               ECUADOR
         MINISTRY OF ENVIRONMENT TORONT                     CANADA
         MINISTRY OF HEALTH                                 CANADA
         MISCO LIMITED                                      ENGLAND
         MPS MAYORISTA S.A.DE C.V.                          MEXICO
         MR. COMPUTER                                       CANADA
         MSI COMPANY                                        CANADA
         MUNICH REINSURANCE COMPANY                         CANADA
         NATIONAL MONEY MART                                CANADA
         NATO                                               BELGIUM
         NCR GMBH                                           GERMANY
         NET-TEL DATA SYSTEMS                               CANADA
         NETCENTER A.S.                                     NORWAY
         NETIX LTDA.                                        COLOMBIA
         NEWTEC S.A. DE C.V.                                MEXICO
         NEXT/DS DISTRICUIO & SERVIOS                       PORTUGAL
         NOVELLINC., et al                                  CANADA
         OLIVETTI UK LTD                                    ENGLAND
         OMNILOGIC, et al                                   BELGIUM
         ONTARIO AUTOMOBILE SOFTWARE IN                     CANADA

         ONTARIO HYDRO                                      CANADA
         OPC LAN                                            ITALY
         PARALLOGIX                                         CANADA
         PAYMA COMUNICACIONES S.A.                          SPAIN
         PEACOCK AG                                         GERMANY
         PERLE SYSTEMS LTD                                  CANADA
         PHOENIX SOLUTIONS                                  CANADA
         POULIADIS ASSOCIATES CORP                          GREECE
         PRICE WATERHOUSE, et al                            VARIOUS
         PRIDE FACILITIES MANAGEMENT                        UNITED KINGDOM
         PRIMO INFORMATIQUE                                 FRANCE
         PRISMA EXPRESS                                     GERMANY
         RAAB KARCHER ELEKTRONIK                            GERMANY
         RAND MCNALLY                                       IRELAND
         REPTEC                                             FRANCE
         RESEARCH & DEVELOPMENT S.A.                        FRANCE
         ROCKWELL INTERNATIONAL                             CANADA
         S.A. COMSOL N.V.                                   BELGIUM
         SALCOM COMMUNICATION AB                            SWEDEN
         SANTECH, et al                                     NORWAY
         SCANDINAVIAN COMMUNICATION SYS                     NORWAY
         SCHNEIDER & KOCH & CO                              GERMANY
         SCHOELLER ELECTRONICS                              AUSTRIA
         SCHOOL DISTRICT 18                                 CANADA
         SCRIBONA, et al                                    DENMARK
         SEC DATACOM NS                                     DENMARK
         SIEMENS NIXDORF                                    GERMANY
         SILTEK DISTRIBUTION DYNAMICS                       REP.OF S.AFRICA
         SIMWARE                                            CANADA
         SIS, et al                                         HONG KONG
         SNI P ITS AG                                       CZECH REPUBLIC
         SOFT-TRONIK, et al                                 GERMANY
         SONDA DISTRIBUTION SA                              CHILE
         SONY OF CANADA LTD                                 CANADA
         SP SCHLUMBERGER                                    FRANCE
         SPA SISTEMAS PLANEJAMENTO E AN                     SP-BRAZIL
         SPARNOON LIMITED                                   ENGLAND
         SPECS DISTRIBUTION BV                              THE NETHERLANDS
         SRC COMPUTERS                                      SLOVENIA
         SUNDAYNET COMPUTER CO LTD                          CHINA
         SUNTEK INFORMATION SYSTEMS CO                      KOREA
         SWS SOFTWARE                                       CZECH REPUBLIC
         SYSCOM COMPUTERS LTD                               ISRAEL
         SYSTEM 3000                                        POLAND
         SYSTEM INTEGRATORS LTD                             CROATIA
         SYSTEM ROTECH                                      CANADA
         TAEKNIVAL H.F.                                     ICELAND
         TAMARACK COMPUTER                                  CANADA
         TECHNOCOM PLC                                      ENGLAND
         TELENA S.P.A.                                      ITALY
         TELESISTEMAS 5A                                    PANAMA
         TENET COMPUTER GROUP, INC.                         CANADA
         TH'SYSTEM INC                                      CZECH REPUBLIC
         THAISOFT CO LTD                                    THAILAND
         TORONTO DOMINION BANK                              CANADA
         TOTAL SOLUTIONS LIMITED                            ENGLAND

         UIC COMPUTER SYSTEMS PTE LTD                       SINGAPORE
         ULTRA COMPUTACION, S.A. DE C.V                     MEXICO
         UNICOM D.O.O.                                      R. SLOVENIA
         UNISEL S.A. ARGENTINA                              ARGENTINA
         UNISYS NEDERLAND N.V.                              THE NETHERLANDS
         UNITECH CORPORATION, et al                         RUSSIA
         UNITED TECHNOLOGIES (UNITECH)                      JORDAN
         VB COOK COMPANY LIMITED                            CANADA
         VETERANS AFFAIRS CHARLOTTETOWN                     CANADA
         VICTORIA HOSPITAL                                  CANADA
         VIGLEN LTD                                         ENGLAND
         WALTON NETWORKING LTD                              HUNGARY
         WBM OFFICE SYSTEMS                                 CANADA
         WINNERS APPAREL                                    CANADA
         WORLD BUSINESS CENTER CO LTD                       JAPAN
         XEROX SERVICE                                      CANADA
         XMIT AG DATA COMMUNICATIONS                        SWITZERLAND
         ZENITH COMPUTERS LTD                               INDIA

                                   EXHIBIT B

                          Form of Assumption Agreement


                              ASSUMPTION AGREEMENT


         THIS ASSUMPTION AGREEMENT (as the same may be amended, modified or supplemented from time to time, the Assumption), dated as of ________________, made by ______________________, a ____________________ (the Subsidiary), in
favor of the Agent and the Banks (as each term is defined below), recites and provides:

                                    RECITALS


         Pursuant to the terms of a Credit Agreement, dated as of January 27, 1995 (as amended, modified or supplemented from time to time, the Credit Agreement), among Microdyne Corporation, a Maryland corporation (the Original Borrower), Crestar Bank (Crestar), NBD Bank (NBD and together with Crestar, the Banks), and Crestar Bank as agent for the Banks (the Agent), the Banks agreed to extend credit to the Original Borrower. Terms defined in the Credit Agreement shall have the same defined meanings when such terms are used in this Assumption.

         The Original Borrower owns ____% of the capital stock of the Subsidiary. The Original Borrower and the Subsidiary are engaged in business on a consolidated and integrated basis, and their integrated operations include applying for and making use of credit on a joint basis. Accordingly, the Original Borrower has requested that the Subsidiary become a Borrower under the Credit Agreement and the other Loan Documents. The Banks have agreed to accept the Subsidiary as a Borrower thereunder, and the Subsidiary has agreed to assume the Obligations. Accordingly, the Subsidiary agrees as follows:

         1. The Subsidiary (a) assumes and agrees to be jointly and severally liable with [the Original Borrower] [each other Borrower] for all of the Obligations now existing or hereafter arising, including, without limitation, the Obligations arising out of the Credit Agreement, the Loans, the Notes and the other Loan Documents, and (b)agrees to be jointly and severally bound by all of the terms, covenants and conditions of the Credit Agreement, the Notes and the other Loan Documents, and hereby assumes all of the Obligations of the [Original] Borrower[s] thereunder and agrees to be jointly and severally liable therefor.

         2. The Subsidiary represents that (a) its chief executive office, within the meaning of Section 9.103(3)(d) of the Uniform Commercial Code, is located at ______________________________________________________ and (b)
during the five years prior to the date of this Assumption, the Subsidiary has not used any fictitious or corporate name other than its current corporate name. All of the representations and warranties set forth in the Loan Documents are incorporated by reference in this Assumption, and shall be deemed to have been made and given by the Subsidiary as of the date hereof as though such representations and warranties were applicable to it, except that the representations and warranties set forth in Section 6. 1(e) of the Credit Agreement shall be deemed to have been given with respect to the most recent financial statements provided to the Banks in accordance with the provisions of Section 7.1(b) of the Credit Agreement.

         3. The Subsidiary grants to the Agent, for the ratable benefit of the Banks, in accordance with the provisions of Section 1 of the Security Agreement, a security interest in all of the Collateral of the Subsidiary as security for the Obligations.

         4. The Subsidiary agrees to execute, deliver and, if applicable, record, such additional instruments, documents and agreements as the Agent or the Banks may reasonably require for the purpose of effecting the assumption described herein.

         IN WITNESS WHEREOF, the Subsidiary has caused this Assumption to be executed by its duly authorized representative as of the day and year first written above.




                                                       , a
                              -------------------------

                              -------------------------------------------------


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

                                   EXHIBIT C

                       Form of Revolving Promissory Note

                           REVOLVING PROMISSORY NOTE



U.S. $_______________                                           January 27, 1995


         FOR VALUE RECEIVED, the undersigned, MICRODYNE CORPORATION, a Maryland corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________, a ______________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Termination Date the principal sum of U.S.
______________________________________________________________________________
DOLLARS ($________________) or, if less, the aggregate principal amount of the Advances (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement and outstanding on the Termination Date (as defined in the Credit Agreement).

         The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to CRESTAR BANK, as Agent (the "Agent"), at 8245 Boone Boulevard, Suite 300, Vienna, Virginia 22182, in same day funds, without defense, offset or counterclaim. The Agent is hereby authorized by the Bank and the Borrower to maintain records of the amount of each Advance made by the Bank under the Credit Agreement, the date such Advance is made, and the amount of each payment or prepayment of principal of such Advance. The Borrower agrees that the amounts so evidenced in such records, absent manifest error, shall constitute conclusive evidence of the amount owed hereunder.

         This Revolving Promissory Note (as amended, modified, supplemented or replaced from time to time, the "Note") is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of January 27, 1995 (as amended, modified or supplemented from time to time, the "Credit Agreement") between the Borrower, the Bank, ______________, and Crestar Bank as Agent, and the other Loan Documents referred to therein and entered into pursuant thereto. The Credit Agreement, among other things, (a) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (b)contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The Borrower, every guarantor and endorser hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notiCes in Connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS NOTE OR THE ENFORCEMENT OR COLLECTION HEREOF.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.



                              MICRODYNE CORPORATION,
                              a Maryland corporation


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:

xx                                 EXHIBIT D

                               Form of Term Note

                                   TERM NOTE



U.S. $___________                                               January 27, 1995


         FOR VALUE RECEIVED, the undersigned, MICRODYNE CORPORATION, a Maryland Corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________, a ______________________ (the "Bank"), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of U.S._______________________________________________
__________________________________ DOLLARS ($________).  The principal balance hereof shall be payable in one installment of $_______ due on April 1, 1995, 22 equal consecutive monthly installments of $________ each, beginning on July 1, 1995, and a final installment of $_______ due on May 1, 1997, when the unpaid principal balance hereof, together with all accrued and unpaid interest thereon, shall be due and payable in full.

         The Borrower hereby further promises to pay interest on the unpaid principal balance hereof at such interest rates as are specified in the Credit Agreement (as defined below). Interest shall be payable monthly on the first day of each month, beginning on February 1, 1995. Both principal and interest are payable in lawful money of the United States of America to CRESTAR BANK, as Agent (the "Agent"), at 8245 Boone Boulevard, Suite 300, Vienna, Virginia 22182, in same day funds, without defense, offset or counterclaim.

         This Term Note (as amended, modified, supplemented or replaced from time to time, the "Note") is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of January 27, 1995 (as amended, modified or supplemented from time to time, the "Credit Agreement") between the Borrower, the Bank, ______________ and Crestar Bank as Agent, and the other Loan Documents referred to therein and entered into pursuant thereto. Capitalized terms used in this Note shall have the respective meanings assigned to them in the Credit Agreement.

         Upon the occurrence and Continuation of an Event of Default, the principal hereof and accrued interest hereon may be declared to be, or may become, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement. The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Agent in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or a default hereunder. This Note may be prepaid in accordance with the provisions of the Credit Agreement. Partial prepayments shall be applied to installments due hereunder in the inverse order of their maturities. Amounts prepaid hereunder may not be reborrowed.

         The Borrower, every guarantor and endorser hereof hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS NOTE OR THE ENFORCEMENT OR COLLECTION HEREOF.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.


                              MICRODYNE CORPORATION,
                              a Maryland corporation


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:

                                   EXHIBIT E


                              NOTICE OF BORROWING




[Date]


Crestar Bank, as Agent for the Banks parties to the Credit Agreement referred to below
8245 Boone Boulevard
Suite 300
Vienna, Virginia 22182
Attention:  Ms. Diane D. Taylor


Gentlemen:

         The undersigned, Microdyne Corporation, refers to the Credit Agreement, dated as of January 27, 1995 (as amended from time to time, the "Credit Agreement, " the terms defined therein being used herein as therein defined), among the undersigned, certain Banks parties thereto and Crestar Bank, as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests Advances under the Credit Agreement, and in that connection sets forth below the information relating to such Advances (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:

1.       The Business Day of the Proposed Borrowing is _______________, 19__.

2. The Advances comprising the Proposed Borrowing are [Base Rate Advances] [Eurodollar Rate Advances].

3.       The aggregate amount of the Proposed Borrowing is $__________.

4. A computation of the applicable Borrowing Base supporting this borrowing is shown on the attached Borrowing Base Certificate.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

         (a) The representations and warranties contained in the Loan Documents are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (b) No Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.


                              Very truly yours,



                              MICRODYNE CORPORATION,
                              a Maryland corporation


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

                                   EXHIBIT F

                           Form of Security Agreement


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (as amended, modified or supplemented from time to time, the "Agreement"), dated as of January 27, 1995, is made by MICRODYNE CORPORATION, a Maryland corporation (the "Grantor"), to CRESTAR BANK ("Crestar"), as agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined).

                                    RECITALS


         A. The Banks and the Agent have entered into a Credit Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Grantor.

         B. It is a condition precedent to the making of Advances and Term Loans by the Banks and the issuance of Letters of Credit by the Agent under the Credit Agreement that the Grantor shall have granted the security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Advances and the Term Loans and the Agent to issue Letters of Credit under the Credit Agreement, the Grantor hereby agrees with the Agent for its benefit and the ratable benefit of the Banks as follows:

         SECTION 1. Grant of Security. The Grantor hereby assigns and pledges to the Agent for its benefit and the ratable benefit of the Banks, and hereby grants to the Agent for its benefit and the ratable benefit of the Banks a security interest in, all of the Grantor's right, title and interest in and to the following property of the Grantor, whether now owned or hereafter acquired by the Grantor (collectively, the "Collateral"):

                 (a) All items that are included within the definitions of "equipment" and "fixtures" as set forth in the UCC, in all of their respective forms, wherever located, now or hereafter existing, including, without limitation, computer software, computer hardware, computer systems, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof (any and all such equipment, fixtures, parts and accessions being the "Equipment");

                 (b) All property included within the definition of "inventory" set forth in the UCC, in all of its forms, wherever located, now or hereafter existing, including, without limitation, (1) all goods, computer software, computer hardware or computer systems held or intended for sale, lease or licensing by the Grantor or furnished or to be furnished under contracts of sale, leasing, licensing or service; (2) all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, (3) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), and (4) goods that are returned to or repossessed by the Grantor, and all accessions to, products of and documents for any of the foregoing (any and all such inventory, accessions, products and documents being the "Inventory");

                 (c) All property included within the definitions of "accounts," "chattel paper," "documents" and "instruments" set forth in the UCC; all contract rights, deposit accounts and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all present and future rights to payments for computer software, computer hardware or computer systems sold, leased or licensed; proceeds of any letter of credit of which the Grantor is a beneficiary; all forms of obligations whatsoever owed to the Grantor, together with all instruments and documents of title representing any of the foregoing; all rights in any goods that any of the foregoing may represent; any and all rights in any returned or repossessed goods; all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any of the foregoing (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts and obligations being the "Accounts Receivable," and any and all such leases, security agreements and other contracts being the "Related Contracts");

                 (d) All property that is included within the definition of "general intangibles" as set forth in the UCC; chooses in action, causes of action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, good will, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification (any and all such property being the "General Intangibles"); and

                 (e) All proceeds of any and all of the foregoing or hereinafter described Collateral (including, without limitation, proceeds that constitute property of the types described in Sections 1(a) through 1(d) above) and, to the extent not otherwise included, all policies of insurance on any property of the Grantor and all payments and proceeds under any such insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; all cash; all books of account and records, including all computer software relating thereto; all deposits of the Grantor (general or special, time or demand, provisional or final) at any time maintained with or held by the Agent, any Bank or any of their respective Affiliates, including any certificates of deposit, and all instruments, investments or securities held for the Grantor pursuant to the Cash Management Agreement or otherwise, and all indebtedness owed to the Grantor by the Agent, any Bank or any of their respective Affiliates.

         SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Grantor now or hereafter existing under the Credit Agreement, including, but not limited to, the Loans, the Notes and all obligations, indebtedness and liabilities of the Grantor under this Agreement and each other Loan Document, whether now existing or hereafter arising, whether or not evidenced by notes or other instruments, and whether such obligations, indebtedness and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, including, without limitation, all obligations of the Grantor arising under any LC Agreement or Letter of Credit issued by the Agent for the account of the Grantor, and any indebtedness of the Grantor to any assignee of the Credit Agreement (all such obligations of the Grantor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Grantor to the Agent or the Banks under the Credit Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

         SECTION 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Bank shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Bank be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 4. Representations and Warranties. The Grantor represents and warrants as follows:

                 (a) All of the Equipment and Inventory are located at the places specified in Schedule l hereto. During the five years immediately preceding the date of this Agreement, neither the Grantor nor any predecessor of the Grantor has used any corporate or fictitious name other than its current corporate name. The Grantor has no trade names. The chief executive office of the Grantor, within the meaning of Section 9.103(3)(d) of the UCC, is 3601 Eisenhower Avenue, Alexandria, Virginia 22304.

                 (b) The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement or liens or other encumbrances permitted by the Credit Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement or otherwise permitted by the Credit Agreement.

                 (c) The Grantor has exclusive possession and control of the Equipment and Inventory.

                 (d) This Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

                 (e) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, other than the filing of UCC-1 financing statements in the applicable filing offices and such documentation as is required to comply with the Assignment of Claims Act, is required (1) for the grant by the Grantor of the Security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, or (2) for the exercise by the Agent of its rights and remedies hereunder. No consent of any other person or entity and no authorization or approval by any governmental authority or regulatory body is required for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest).

                 (f) The Inventory has been produced by the Grantor in compliance with all requirements of the Fair Labor Standards Act.

                 (g) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

                 (h) The Grantor represents and warrants as to each and every Account Receivable now existing that: (1) it is a bona fide existing obligation, valid and enforceable against the Customer, for goods sold or leaded or services rendered in the ordinary course of business; (2) it is subject to no dispute, defense or offset except as disclosed in writing to the Agent and approved by the Banks; (3) all instruments, chattel paper and other evidences of indebtedness issued to the Grantor with respect to any Account Receivable have been delivered to the Agent for the benefit of the Banks, and, together with all supporting documents delivered to the Agent, are genuine, complete, valid and enforceable in accordance with their terms; (4) it is not subject to any discount, allowance or special terms of payment except as permitted hereby or by the Credit Agreement or as disclosed in writing to the Agent and approved by the Banks; and (5) it is not and shall not be subject to any prohibition or limitation upon assignment. The Grantor covenants and agrees that each Account Receivable arising after the date of this Agreement will be in conformance with the foregoing representations.

         SECTION 5.         Further Assurances.

                 (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall: (1) if reasonably required by the Agent, mark conspicuously each document included in the Inventory and all chattel paper included in the Accounts Receivable and each Related Contract with a legend, in form and substance satisfactory to the Agent, indicating that such Collateral is subject to the security interest granted hereby; (2) if any Account Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (3) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

                 (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                 (c) The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other information and reports in connection with the Collateral as the Agent reasonably may request, all in form and substance satisfactory to the Agent.

                 (d) The Grantor shall not change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then-applicable provision of the UCC) unless the Grantor shall have given the Agent at least 90 days' prior written notice thereof. The Grantor agrees to take all actions necessary or requested by the Agent to amend any financing statements or continuation statements so that they are not seriously misleading.

         SECTION 6.         As to Equipment and Inventory.

                 (a) The Grantor shall keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places specified on Schedule 1 or, upon 45 days' prior written notice to the Agent, at such other places in a jurisdiction where all actions required by Section 5 shall have been taken with respect to such Equipment and Inventory. The Grantor shall not, without the prior written consent of the Agent, move or deliver any Inventory or Equipment with an aggregate book value of more than $500,000 to a location outside of the United States of America.

                 (b) The Grantor shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith, or in the case of any loss or damage to any of the Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. The Grantor shall promptly furnish to the Agent a statement respecting any loss or damage to any of the Equipment.

                 (c) The Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory. In producing the Inventory, the Grantor shall comply with all requirements of the Fair Labor Standards Act.

                 (d) The Grantor shall not permit any of the Equipment to become a fixture to any real estate unless subordination agreements satisfactory to the Agent are obtained from any owner or mortgagee of such real estate. Immediately on demand therefor by the Agent, the Grantor shall deliver to the Agent any and all evidence of ownership of any of the Equipment. If any Equipment is subject to a certificate of title at any time, the Grantor shall deliver such certificate of title to the Agent, together with such documents as are necessary to cause the security interest granted hereunder to be noted thereon. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Agent, except for (1) sales or dispositions of obsolete Equipment, and (2) sales or dispositions of Equipment that is contemporaneously replaced with Equipment of comparable value and utility.

                 (e) The security interest granted hereunder shall extend and attach to Inventory that is presently in existence and is owned by the Grantor or in which the Grantor purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in the Grantor's constructive, actual or exclusive occupancy or possession or not and wherever such Inventory may be located, including, without limitation, all Inventory that may be located at the premises of the Grantor or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

                 (f) Upon the sale, exchange, lease or disposition of the Inventory, the security interest granted hereunder, without break in continuity and without further formality or act, shall continue in and attach to all cash and noncash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by customers or repossessed by either the Grantor or the Agent. As to any such sale, exchange, lease or disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

         SECTION 7.         Insurance.

                 (a) The Grantor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Agent and the Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to the Agent. Each such policy shall in addition (I) name the Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (2) contain the agreement by the insurer that any loss thereunder shall be payable to the Agent notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (3) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto, and (4) provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the Agent by the insurer. The Grantor shall, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance, together with such endorsements as may be required by the Banks, and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5 and cause the insurers to acknowledge notice of such assignment.

                 (b) Reimbursement under any liability insurance maintained by the Grantor pursuant to this Section 7 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when Section 7(c) is not applicable, the

Grantor shall make Or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Grantor pursuant to this Section 7 shall be paid to the Grantor as reimbursement for the costs of such repairs or replacements.

                 (c) Upon (1) the occurrence and during the continuance of any Event of Default, or (2) the actual or constructive total loss (in excess of $50,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Agent as specified in Section 14(b).

         SECTION 8.         As to Accounts Receivable and General Intangibles.

                 (a) The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts Receivable and the General Intangibles at 3601 Eisenhower Avenue, Alexandria, Virginia 22304 or, upon 45 days' prior written notice to the Agent, at any other location in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts Receivable and General Intangibles. The Grantor will hold and preserve such records and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records.

                 (b)        The Grantor shall immediately notify the Agent of
(1) any dispute in excess of $250,000 with a Customer, and (2) the bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any such Customer of which the Grantor has knowledge. The Grantor shall not compromise or discount any Account Receivable without the prior written consent of the Banks except for (i) ordinary trade discounts or allowances for prompt payment, and (ii) prior to the occurrence of a Default or an Event of Default, such compromises or discounts that, after giving effect thereto, will not cause the Borrowing Base to be less than the unpaid principal balance of the Advances then outstanding.

                 (c) If required by the Banks, upon the occurrence of a Default or an Event of Default, the Grantor shall establish a lockbox for the account of the Grantor with the Agent and shall direct all Customers to make payments on Accounts Receivable to such lockbox by printing such direction on all invoices given to Customers. The Grantor also shall remit to such lockbox all payments on Accounts Receivable received by the Grantor, all such payments to be received in trust for the benefit of the Agent hereunder, and shall be segregated from other funds of the Grantor. Such payments shall be remitted or delivered to such lockbox in their original form on the day of receipt. All notes, checks and other instruments so received by the Grantor shall be duly endorsed to the order of the Agent. The payments remitted to the lockbox shall be credited to a cash collateral account maintained by the Agent in the name of the Grantor over which the Agent shall have the exclusive power of withdrawal. After final collection, funds credited to the cash collateral account shall be retained in the cash collateral account and be held as security for the Obligations, and funds in the cash collateral account may be applied to the Obligations by the Lender from time to time, whether pr not such Obligations are then due.

                 (d) Except as otherwise provided in this Section 8(d), the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Accounts Receivable. In connection with such collections, the Grantor may take (and, at the Agent's direction, shall take) such action as the Grantor or the Agent may deem necessary or advisable to enforce collection of the Accounts Receivable; provided, however, that the Agent shall have the right, upon the occurrence and during the continuance of any Default or Event of Default, and upon written notice to the Grantor of its intention to do so, to notify Customers of the assignment of the applicable Accounts Receivable to the Agent and, at the expense of the Grantor, to enforce collection of any such Accounts Receivable, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, the Grantor shall not adjust, settle or compromise the amount or payment of any Account Receivable, release any Customer wholly or partly with respect thereto, or allow any credit or discount thereon.

                 (e) Upon the occurrence of a Default or an Event of Default, the Agent shall have the right, to facilitate direct collection, to take over the Grantor's post office boxes or make other arrangements, with which the Grantor shall cooperate, to receive the Grantor's mail.

                 (f) The Grantor shall execute all other agreements, instruments and documents and shall perform all further acts that the Agent may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act.

         SECTION 9. Defense of Collateral. The Grantor, at its expense, shall defend the Collateral against any claims or demands adverse to the Banks' security interest granted hereunder and shall promptly pay, when due, all taxes or assessments levied against the Grantor on the Collateral.

         SECTION 10.        Transfers and Other Liens. The Grantor shall not
(1) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except Inventory in the ordinary course of business, or (2) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created under this Agreement or any such Lien or encumbrance permitted by the Credit Agreement.

         SECTION 11. Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent as the Grantor's attorney-in-fact (such power being coupled with an interest), with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section
8), including, without limitation:

                 (a) To obtain and adjust insurance required to be paid to the Agent pursuant to Section 7;

                 (b) To ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral;

                 (c) To receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection therewith; and

                 (d) To file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Grantor or the Agent with respect to any of the Collateral.

         SECTION 12. Agent May Perform. If the Grantor fails to perform any covenant or agreement contained herein, the Agent may itself perform, or cause performance of, such covenant or agreement, and the expenses of the Agent incurred in connection therewith, together with interest thereon at the Base Rate plus 3.0%, shall be payable by the Grantor to the Agent on demand and shall constitute Obligations.

         SECTION 13. Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties Or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Crestar accords its own property.

         SECTION 14. Remedies. If any Event of Default shall have occurred and be continuing:

                 (a) The Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (to the extent that the UCC applies to the affected Collateral), and also may (1) require the Grantor to, and the Grantor hereby agrees that it shall, at the Grantor's expense and upon request of the Agent, forthwith assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties, and (2) without notice except as specified below, sell the Collateral or any part thereof, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, at any time or place, in one or more parcels, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any such sale any Bank may be the purchaser, subject to the applicable provisions of the UCC.

                 (b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Section 16) in whole or in part by the Agent for the ratable benefit of the Banks against all or any part of the Obligations in such order as the Agent shall elect. Any deficiency shall be paid to the Agent by the Grantor forthwith upon demand, and any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 15. Division Among Banks. Each reference in this Agreement to the "ratable benefit of the Banks" shall mean, at any time, ratably according to the outstanding amount of all Obligations owed to each of the Banks at such time.

         SECTION 16.        Indemnity and Expenses.

                 (a) The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct or for any actions brought against the Agent by any Bank.

                 (b) The Grantor shall pay to the Agent, upon demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (1) the administration of this Agreement, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (3) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, or (4) the failure by the Grantor to perform or observe any of the provisions hereof.

                 (c) In any suit, proceeding or action brought by the Agent relating to the Collateral, the Grantor will save, indemnify and keep the Agent and the Banks harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Agent or any Banks.

                 (d) The provisions of this Section 16 shall survive the termination of this Agreement and the repayment of the Notes and all other Obligations in full.

         SECTION 17. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

                 (a) Any lack of validity or enforceability of the Credit Agreement, the Notes or any other Loan Document;

                 (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Notes or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Grantor or any of its subsidiaries or otherwise;

                 (c) Any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of, consent to or departure from any guaranty, for all or any of the Obligations;

                 (d) Any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Grantor or any of its subsidiaries;

                 (e) Any change, restructuring or termination of the corporate structure or existence of the Grantor or any of its subsidiaries; or

                 (f) Any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest.

         SECTION 18.        Waivers.

                 (a) THE GRANTOR, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE AND ANY OTHER ACT DESCRIBED HEREIN OR IN ANY LOAN DOCUMENT, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE AGENT PRIOR TO SUCH HEARING.

                 (b) The Grantor waives any right to insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent, hinder or delay the enforcement of the provisions of this Agreement or any Loan Document or any rights or remedies the Agent may have hereunder or thereunder or at law or in equity.

         SECTION 19. Amendments, etc. No amendment or waiver of any provision hereof, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 20. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled, delivered by hand or sent, prepaid, by Federal Express (or a comparable overnight delivery service) to the Grantor and the Agent at their respective addresses specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. Any such notice or other communication, when mailed, telecopied, telegraphed, telexed, cabled, delivered by hand or sent overnight, shall be effective on the earliest of (a) the date it is actually received or telecopied, telexed (confirmed by telex answerback), or delivered by hand, (b)the Business Day after the day on which it is properly delivered to a telegraph or cable company or to Federal Express (or a comparable overnight delivery service), as applicable, or (c) the third Business Day after the day on which it is deposited in the United States mail.

         SECTION 21. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (1) the payment in full of the Obligations, and (2) the expiration or termination of the Advance Commitments and the Term Loan Commitments, (b)be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Agent, the Banks and their respective successors, transferees and assigns. Upon the later of the payment in full of the Obligations and the expiration or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent, at the Grantor's expense, shall execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION 22. Governing Law; Terms; Jury Trial Waiver. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles. Unless otherwise defined herein or in the Credit Agreement, terms used in
Article 9 of the UCC are used herein as therein defined. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS AGREEMENT OR THE ENFORCEMENT OR COLLECTION OF THE OBLIGATIONS.

         IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              MICRODYNE CORPORATION,
                              a Maryland corporation


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

                                   SCHEDULE I
                                       to
                               Security Agreement




Locations of Equipment:





Locations of Inventory:

                                   EXHIBIT G

                    Form of Patent and Trademark Assignment


                COLLATERAL ASSIGNMENT OF PATENTS AND TRADEMARKS


         THIS COLLATERAL ASSIGNMENT OF PATENTS AND TRADEMARKS (this "Assignment") is entered into as of January 27, 1995, between MICRODYNE CORPORATION, a Maryland corporation with its principal place of business at Alexandria, Virginia (the "Borrower") and CRESTAR BANK ("Crestar"), as agent (the "Agent") for the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined).

                         W I T N E S S E T H  T H A T:


         WHEREAS, the Banks and the Agent have entered into a Credit Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) with the Borrower.

         WHEREAS, it is a condition precedent to the making of Advances and Term Loans by the Banks and the issuance of Letters of Credit by the Agent under the Credit Agreement that the Borrower shall have granted the security interest contemplated by this Assignment.

         NOW, THEREFORE, in consideration of the provisions herein contained, the parties each intending to be legally bound hereby, agree as follows:

         SECTION 1.         ASSIGNMENT.

         For valuable consideration, receipt of which is hereby acknowledged, to secure the payment and performance of the Obligations (as defined below), the Borrower, for itself and for its successors and assigns, grants to the Agent for its benefit and the ratable benefit of the Banks, an ongoing security interest in and to all of its now owned or hereafter-acquired patents, trademarks, registered trademarks and patents and trademarks for which applications to issue or register have been filed and are pending or are hereafter filed with the U.S. Patent and Trademark Office or any other governmental authority, and all assets relating thereto, together with all of the development and quality control procedures and specifications for the development of the products, including, but not limited to, those patents and registered trademarks listed on Exhibit A hereto (as the same may be amended pursuant hereto from time to time) (collectively, the "Patents and Trademarks"), and including without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, to have and to hold until the Obligations have been paid and performed in full. The term "Obligations" shall mean the payment of all obligations of the Borrower now or hereafter existing under the Credit Agreement, including, but not limited to, the Loans, the Notes and all obligations, indebtedness and liabilities of the Borrower under this Assignment and each other Loan Document, whether now existing or hereafter arising, whether or not evidenced by notes or other instruments, and whether such obligations, indebtedness and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, including, without limitation, all obligations of the Borrower arising under any LC Agreement or Letter of Credit issued by the Agent for the account of the Borrower, and any indebtedness of the Borrower to any assignee of the Credit Agreement.

         SECTION 2.         BORROWER'S REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants that:

                 (a) to the best of the Borrower's knowledge, each of the Patents and Trademarks is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                 (b) to the best of the Borrower's knowledge, no claim has been made that the use of any of the Patents and Trademarks does or may violate the rights of any third person;

                 (c) to the best of the Borrower's knowledge, the Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents and Trademarks, free and clear of any liens, charges and encumbrances that would have an adverse effect on the Patents and Trademarks as currently used in the Borrower's business, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by the Borrower not to sue third persons;

                 (d) the Borrower has the unqualified right to enter into this Assignment and perform its terms; and

                 (e) the Borrower will file whenever required by law for the duration of this Assignment, all statutory notices required in connection with its use of the Patents and Trademarks to ensure the continued registration of the Patents and Trademarks with the U.S. Patent and Trademark Office or any other governmental authority within the United States.

         SECTION 3.         TERMINATION OF SECURITY INTERESTS.

         When the Obligations are paid and performed in full, this Assignment shall become and be void, and the Agent shall execute and deliver to the Borrower all documents and instruments and perform all other reasonable acts necessary and proper to release, and evidence the release of, such security interest in the Patents and Trademarks.

         SECTION 4.         THE BORROWER'S COVENANTS.

         The Borrower covenants and agrees that so long as any Obligations remain unsatisfied, the Borrower will:

                 (a) use reasonable efforts to defend the Patents and Trademarks against all claims and demands of all persons at any time claiming the same or any interest therein, provided that after an Event of Default only the Agent shall have the right to commence and prosecute any actIon or proceeding necessary to prevent any infringement of the Patents and Trademarks;

                 (b) comply with all the terms and provisions of this Assignment, the Credit Agreement, the Notes and of all Loan Documents and other documents entered into in connection therewith and herewith;

                 (c) not sell or offer to sell, assign, license or otherwise transfer, or permit third parties to use, the Patents and Trademarks or any interest therein without the prior written consent of the Agent; provided, however, that the Borrower shall be permitted to license the Patents and Trademarks to a third party so long as such license is not inconsistent with or detrimental to the Agent's interest in the Patents and Trademarks and is in the ordinary course of the Borrower's business;

                 (d) keep the Patents and Trademarks free from any adverse liens, security interests or encumbrances and will immediately inform the Agent of any such adverse liens, security interests or encumbrances known to it;

                 (e) upon its using or becoming entitled to the benefit of any after-acquired Patents and Trademarks, it will give written notice to the Agent of the same and said after-acquired Patents and Trademarks shall forthwith be subject to the security interest herein and Exhibit A shall be amended by the Agent to reflect such after-acquired Patents and Trademarks. The Borrower agrees to execute such documents as the Agent may reasonably require to evidence and perfect the Agent's interest in such after-acquired Patents and Trademarks;

                 (f) upon its filing an application for issuance, registration or obtaining issuance or registration of any Patent and Trademarks it now owns, it will give written notice to the Agent of the same and said applications for issuance or registration and issued Patents and registered Trademarks shall forthwith be subject to the security interest herein and Exhibit A shall be amended by the Agent to reflect such applications for issuance or registration and issued Patents and registered Trademarks. The Borrower agrees to execute such documents as the Agent may reasonably require to evidence and perfect the Agent's security interest in such applications for issuance and issued Patents or applications for registration and registered Trademarks;

                 (g) prosecute diligently any patent or trademark application either pending as of the date of this Assignment or filed after even date herewith, make federal application on patentable inventions and on registrable but unregistered marks, file diligently and prosecute reexamination, reissue, opposition, cancellation and infringement proceedings, and do any and all acts which are necessary or desirable to preserve, enforce, protect and maintain all rights in the Patents and Trademarks (if so doing is advisable in the Borrower's discretion on its counsel's advice);

                 (h) not abandon any Patents and Trademarks without the prior written consent of the Banks, which consent shall not be unreasonably withheld; and

                 (i) require and observe, for the duration of this Assignment, consistent standards of quality in the manufacture, development, production and publication of the Borrower's products and services to be sold under the Patents and Trademarks.

         Any expenses incurred by the Borrower in connection with the Borrower's compliance with its covenants under this Assignment shall be borne by the Borrower.

         SECTION 5.         EVENTS OF DEFAULT

         Each of the following shall constitute an "Event of Default" under this Assignment: (a) if an Event of Default occurs under the Credit Agreement;
(b) if the Borrower shall fail to observe or perform any of the provisions of this Assignment and such failure continues for a period of thirty days after written notice from the Agent to the Borrower; or (c) if any representation or warranty contained in this Assignment shall prove to be untrue in any material respect.

         SECTION 6.         INDEMNIFICATION.

         6.1 In General. The Borrower agrees to indemnify and hold the Agent harmless against and from any and all liability, loss, damage and expense, including reasonable attorneys' fees, which it may or shall incur or which may be asserted under or in connection with any of the Patents and Trademarks, or by reason of any reasonable and appropriate action taken by the Agent under any of the Obligations (including, without limitation, any action which the Agent in its discretion may take to protect its interest in the Patents and Trademarks), provided, that the Borrower shall not have any obligations hereunder to the Agent for any actions brought against the Agent by any Bank or for liabilities arising from the gross negligence or willful misconduct of the Agent or any such Bank.

         6.2 Interest. Should the Agent incur any such liability as described in Section 6. l hereof, the amount thereof, together with interest thereon at the Base Rate plus 3.00%, shall be payable by the Borrower to the Agent immediately upon demand, or at the option of the Agent, the Agent may reimburse itself therefor out of any profits or royalties or license fees recovered in connection with the Patents and Trademarks by the Agent.

         6.3 Agent's Obligation To Perform. Nothing contained herein shall operate or be construed to obligate the Agent to perform any of the Borrower's terms, covenants or conditions contained herein or to take any measures, legal or otherwise, to enforce collection of any of said profits, royalties or license fees, or otherwise to impose any obligation upon the Agent with respect to the Patents and Trademarks.

         6.4 Borrower's Obligation To Perform. Prior to the actual taking of possession of the Patents and Trademarks by the Agent, this Assignment shall not operate to place upon the Agent any responsibility for the use, control, care or protection of the Patents and Trademarks, and the execution of this Assignment by the Borrower shall constitute conclusive evidence that all responsibility for the use, control, care and protection of the Patents and Trademarks is and shall be that of the Borrower prior to such actual entry and taking possession.

         SECTION 7.         LICENSES AFTER DEFAULT.

         Upon the occurrence of an Event of Default, the Agent from time to time thereafter, upon fifteen (15) days written notice to the Borrower, may grant, upon such terms and provisions as the Agent shall see fit, licenses to third parties to exercise any of the rights under the Patents and Trademarks, or to exercise any of such rights for royalty or other periodic payments; and the Agent may receive and retain the monies arising therefrom and apply the same in reduction or payment of the Obligations, with the balance thereof, if any, to be paid to the Borrower, subject to the provisions of Section 8 hereof.

         SECTION 8.         POWER OF SALE AFTER EVENT OF DEFAULT.

         Upon the occurrence of an Event of Default, in addition to all other rights and remedies given to the Agent hereunder and those rights and remedies provided by law including the rights and remedies of a secured party under the Uniform Commercial Code, as in effect from time to time, in any jurisdiction in which the Patents and Trademarks may be located, the Agent may, from time to time thereafter, either before or after its grant of rights under the terms of
Section 7 hereof, upon ten (10) days' written notice to the Borrower, sell the Patents and Trademarks, including any licenses or benefits accruing thereunder if any have been granted, at public or private sale, at which the Agent may become the purchaser, and assign and transfer all right, title and interest in the Patents and Trademarks to the purchaser thereof. In furtherance of its right to sell the Patents and Trademarks, the Agent may execute all deeds and other instruments as may be necessary or proper. The Agent shall apply the proceeds of any sale hereunder of the Patents and Trademarks for the ratable benefit of the Banks against all or any part of the Obligations in such order as the Agent shall elect, with the balance thereof, if any, to be paid to the Borrower. The Borrower agrees that upon any such sale it will execute such documents and do all further actions as may be necessary or proper for the Agent to grant absolute title to the purchaser of any of the Patents and Trademarks.

         SECTION 9.         POWER OF ATTORNEY.

         The Borrower hereby authorizes and empowers the Agent to make, constitute and appoint any officer or agent of the Agent as the Agent may select, in its exclusive discretion, as Borrower's true and lawful attorney-in-fact of the Borrower, with the power, as fully to all intents and purposes for it and in its name, place and stead, to do all acts necessary in the name and stead of the Borrower or in the Agent's name for the purpose of carrying out the terms and conditions of this Assignment, including but not limited to the following:

                 (a) to endorse Borrower's name on all applications, documents, papers and instruments necessary for the Agent to use the Patents and Trademarks;

                 (b) to grant or issue any exclusive or non-exclusive license under the Patents and Trademarks; and

                 (c) to assign, pledge, convey or otherwise transfer title in the Patents and Trademarks, provided, however, that any such attorney-in-fact shall not exercise its rights granted hereunder unless and until such time as there shall exist an Event of Default and the Agent shall have accelerated the payment of the Obligations.

         The Borrower hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue of the power of attorney granted above and releases the Agent from any liability arising from any good faith act or acts hereunder or in furtherance of this Assignment. Any action or failure or refusal to act by the Agent under this power of attorney shall be at its election and without liability on its part. This power of attorney shall be coupled with an interest and shall be irrevocable until the Obligations have been paid in full.

         SECTION 10.        THE AGENT'S RIGHT TO PERFORM THE BORROWER'S DUTIES.

         If the Borrower fails to comply with any of its Obligations hereunder, the Agent may do so in Borrower's name or in the Agent's name and the Borrower hereby ratifies all that the Agent may do by virtue of this authorization.

         SECTION 11.        MISCELLANEOUS.

         11.1 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be delivered as provided in the Credit Agreement.

         11.2 Applicable Law; Waiver of Trial by Jury. The law of the Commonwealth of Virginia shall govern the construction and enforcement of this Assignment and the rights and remedies of the parties hereto. BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS ASSIGNMENT OR THE ENFORCEMENT OR COLLECTION OF THE OBLIGATIONS.

         11.3 Binding Effect. This Assignment shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the parties hereto.

         11.4 Expenses of the Agent. The Borrower will pay all expenses, including the reasonable fees and expenses of legal counsel to the Agent, in connection with the preparation and enforcement of this Assignment; until paid, such fees and expenses shall constitute Obligations secured hereby.

         11.5 Definitions. Incorporated herein by reference are the representations, warranties and agreements of the Borrower and the definitions, terms and conditions as set forth in the Credit Agreement. If the terms of this Assignment are inconsistent with the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

         11.6 Further Acts. The Borrower shall do, make, execute and deliver all such additional and further acts, deeds, assurances and instruments as the Agent may reasonably require for the purpose of more completely vesting in and assuring to the Agent its rights hereunder in or to the Patents and Trademarks.

         11.7 Waiver. Neither any course of dealing between Borrower and the Agent nor any failure to exercise, or any delay in exercising, on the part of the Agent, any right, power or privilege hereunder or under the Credit Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         11.8 Exercise of Rights and Remedies. The Agent's rights and remedies with respect to the Patents and Trademarks, whether established hereby or by the Credit Agreement, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

         11.9 Amendments. No change, amendment, modification, assignment of rights or obligations, cancellation or discharge hereof, or for any part hereof, shall be valid unless the Agent and the Borrower shall have consented thereto in writing.

         11.10 Captions. The captions and section headings of this Assignment are for convenience and reference only and shall not in any way define, limit, or describe the construction, terms or provisions of this Assignment.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to duly execute this Assignment as an instrument under seal all as of the day and year first above written.


                              MICRODYNE CORPORATION,
                              a Maryland corporation


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:


                              CRESTAR BANK, a Virginia banking corporation, as Agent


                              By:
                                 ----------------------------------------------
                                       Diane D. Taylor
                                       Senior Vice President


COMMONWEALTH OF VIRGINIA  )
                          )
__________ OF _________   ) to-wit:


         On the ___ day of January, 1995, before me, the undersigned, a Notary Public of the aforesaid jurisdiction, personally appeared ______________________________, as ____________________ of Microdyne
Corporation, a Maryland corporation, to me known and known by me to be the person whose name is subscribed to the foregoing instrument on behalf of said corporation, and who acknowledged said instrument so executed by him to be his free act and deed and the free act and deed of said corporation.


                                              ----------------------------------
                                              Notary Public


My commission expires:_____________________


COMMONWEALTH OF VIRGINIA  )
                          )
__________ OF _________   ) to-wit:

         On the ___ day of January, 1995, before me, the undersigned Notary Public in the aforesaid jurisdiction, personally appeared Diane D. Taylor, as Senior Vice President of Crestar Bank, a Virginia banking corporation, whose name as Agent is subscribed to the foregoing instrument and acknowledges the same on behalf of the corporation.



                                              ---------------------------------
                                              Notary Public


My commission expires:_____________________

                                   EXHIBIT A


PATENTS

                      Application or                                    Issue or Filing
                        Patent No.                 Country                    Date                    Title
                        ----------                 -------                    ----                    -----





TRADEMARKS


                            Application or        Registration or Filing
                               Mark No.                    Date                             Mark
                               --------                    ----                             ----